Plan of Reorganization and Stock Exchange Agreement

                          by and among

                         Unistone, Inc.,

                      Jenson Services, Inc.,

                Corporate Capital Management, LLC,

                       Cash Systems, Inc.,

                               and

                  The Cash Systems Stockholders


                         October 12, 2001

                        Table of Contents

                                                             Page

ARTICLE I EXCHANGE OF STOCK. . . . . . . . . . . . . . . . . . .2
     1.1  Transfer and Number of Shares. . . . . . . . . . . . .2
     1.2  Exchange of Certificates, Stock Options and Warrants
          by the Cash Systems Stockholders; and Amendment of
          Cash Systems Notes . . . . . . . . . . . . . . . . . .2
     1.3  Further Assurances . . . . . . . . . . . . . . . . . .2
     1.4  Cancellation of Shares of Unistone . . . . . . . . . .2
     1.5  Authority to Change Name . . . . . . . . . . . . . . .3
     1.6  Rule 701 Shares. . . . . . . . . . . . . . . . . . . .3
     1.7  Cash Systems, Inc. 2001 Stock Option Plan. . . . . . .3
     1.8  Registration Rights. . . . . . . . . . . . . . . . . .3
     1.9  Lock-up/Leak-Out Agreement . . . . . . . . . . . . . .4
     1.10 Indemnification. . . . . . . . . . . . . . . . . . . .4
     1.11 Resignations of Present Directors and Executive Officers and Designation of New Directors and
          Executive Officers. . . . . . . . . . . . . . . . . . 4
     1.12 Assets and Liabilities of Unistone at Closing. . . . .4
     1.13 No Reverse Splits for a Period of Two Years. . . . . .4
     1.14 Limitations on other Registration Statements on Forms
          S-8 or S-3 of the Commission . . . . . . . . . . . . .5
     1.15 Present Outstanding Securities of Unistone and
          Acceptance of Opinions of Counsel. . . . . . . . . . .5
     1.16 Execution. . . . . . . . . . . . . . . . . . . . . . .5
     1.17 Private Placement of Securities of the Reorganized
          Unistone . . . . . . . . . . . . . . . . . . . . . . .5
     1.18 Escrow of Jenson's Unistone Shares . . . . . . . . . .5

ARTICLE II REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . .6
     2.1  Representations and Warranties of Unistone and Jenson
          Services . . . . . . . . . . . . . . . . . . . . . . .6
          (a)  Power and Authority . . . . . . . . . . . . . . .6
          (b)  Unistone Financial Statements . . . . . . . . . .6
          (c)  No Material Adverse Effect. . . . . . . . . . . .6
          (d)  Due Organization; Power; Qualification;
               Subsidiaries and Affiliates, Etc. . . . . . . . .6
          (e)  Capitalization. . . . . . . . . . . . . . . . . .7
          (f)  Financial Information: No Material Adverse Change7
          (g)  Tax Matters.. . . . . . . . . . . . . . . . . . .8
          (h)  No Conflict or Default; Enforceability; Corporate
               Records; Compliance with Law . . . . . . . . . . 8
          (i)  Party to Agreements . . . . . . . . . . . . . . .9
          (j)  Litigation. . . . . . . . . . . . . . . . . . . .9

          (k)  Securities Filings. . . . . . . . . . . . . . . .9
          (l)  Governmental and Other Approval . . . . . . . . .9
          (m)  Salaries. . . . . . . . . . . . . . . . . . . . 10
          (n)  Accrued Compensation; Benefits. . . . . . . . . 10
          (o)  Employee Benefit Plans. . . . . . . . . . . . . 10
          (p)  Material Contracts, Etc . . . . . . . . . . . . 10
          (q)  Title and Authority . . . . . . . . . . . . . . 10
          (r)  Financial Information: Contingent Liabilities . 10
          (s)  Insider Transactions. . . . . . . . . . . . . . 11
          (t)  Bankruptcy. . . . . . . . . . . . . . . . . . . 11
          (u)  Environmental . . . . . . . . . . . . . . . . . 11
          (v)  No Liquidation of Cash Systems. . . . . . . . . 11
          (w)  No Reacquisition of Unistone Shares . . . . . . 12
          (x)  No Prior Ownership of Cash Systems Shares . . . 12
          (y)  No Investment Company Parties . . . . . . . . . 12
     2.2  Representations and Warranties of Cash Systems . . . 12
          (a)  Power and Authority . . . . . . . . . . . . . . 12
          (b)  Cash Systems Financial Statements . . . . . . . 12
          (c)  No Material Adverse Effect. . . . . . . . . . . 12
          (d)  Due Organization; Power; Qualification;
               Subsidiaries and Affiliates, Etc. . . . . . . . 12
          (e)  Capitalization. . . . . . . . . . . . . . . . . 13
          (f)  Financial Information: No Material Adverse
               Change. . . . . . . . . . . . . . . . . . . . . 13
          (g)  Tax Matters.. . . . . . . . . . . . . . . . . . 13
          (h)  No Conflict or Default; Enforceability;
               Corporate Records; Compliance with Law. . . . . 14
          (i)  Party to Agreements . . . . . . . . . . . . . . 14
          (j)  Litigation. . . . . . . . . . . . . . . . . . . 15
          (k)  Governmental and Other Approval . . . . . . . . 15
          (l)  Salaries. . . . . . . . . . . . . . . . . . . . 15
          (m)  Accrued Compensation. . . . . . . . . . . . . . 15
          (n)  Employee Benefit Plans. . . . . . . . . . . . . 15
          (o)  Material Contracts, Etc.. . . . . . . . . . . . 16
          (p)  Title and Authority . . . . . . . . . . . . . . 16
     2.3  Additional Representations and Warranties of Cash
          Systems. . . . . . . . . . . . . . . . . . . . . . . 16
          (a)  No Issuance of Cash Systems Shares. . . . . . . 16
          (b)  No Investment Company Parties . . . . . . . . . 16
          (c)  No Dissenters . . . . . . . . . . . . . . . . . 16
          (d)  Fair Market Value of Assets . . . . . . . . . . 16
          (e)  No Compensation for Cash Systems Shares . . . . 16
     2.4  Representations and Warranties of Cash Systems
          Stockholders. . . . . . . . . . . . . . . . . . . . .17
          (a)  Power and Authority . . . . . . . . . . . . . . 17
          (b)  Due Organization; Power . . . . . . . . . . . . 17
          (d)  Governmental and Other Approval . . . . . . . . 18

          (e)  No Investment Company Parties . . . . . . . . . 18
          (f)  No Disposition of Unistone Shares . . . . . . . 18

ARTICLE III COVENANTS. . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IV CERTAIN COVENANTS . . . . . . . . . . . . . . . . . 20
     4.1  Directors' Meeting . . . . . . . . . . . . . . . . . 20
     4.2  Conduct of Business Pending the Reorganization . . . 20
     4.3  Disclosure . . . . . . . . . . . . . . . . . . . . . 20
     4.4  Recommendation of Approval . . . . . . . . . . . . . 21
     4.5  Access . . . . . . . . . . . . . . . . . . . . . . . 21
     4.6  No Solicitation. . . . . . . . . . . . . . . . . . . 21

ARTICLE V CONDITIONS . . . . . . . . . . . . . . . . . . . . . 21
     5.1  Conditions to the Obligations of Unistone and Jenson
          Services. . . . . . . . . . . . . . . . . . . . . . .21
     5.2  Conditions to the Obligations of Cash Systems and the
          Cash Systems Stockholders . . . . . . . . . . . . . .23

ARTICLE VI INDEMNIFICATION . . . . . . . . . . . . . . . . . . 24

ARTICLE VII CLOSING DATE . . . . . . . . . . . . . . . . . . . 27

ARTICLE VIII POST-CLOSING MATTERS. . . . . . . . . . . . . . . 27

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . 27
     9.1  Termination. . . . . . . . . . . . . . . . . . . . . 27
     9.2  Expenses . . . . . . . . . . . . . . . . . . . . . . 28
     9.3  Brokers. . . . . . . . . . . . . . . . . . . . . . . 28
     9.4  Arbitration. . . . . . . . . . . . . . . . . . . . . 28
     9.5  Other Actions. . . . . . . . . . . . . . . . . . . . 28
     9.6  Entire Agreement; Waiver and Amendment . . . . . . . 28
     9.7  Applicable Law . . . . . . . . . . . . . . . . . . . 29
     9.8  Descriptive Headings . . . . . . . . . . . . . . . . 29
     9.9  Notices. . . . . . . . . . . . . . . . . . . . . . . 29
     9.10 Counterparts . . . . . . . . . . . . . . . . . . . . 30
     9.11 Publicity. . . . . . . . . . . . . . . . . . . . . . 30
     9.12 Gender; Number . . . . . . . . . . . . . . . . . . . 30
     9.13 Schedules. . . . . . . . . . . . . . . . . . . . . . 30
     9.14 Binding Effect . . . . . . . . . . . . . . . . . . . 30

COUNTERPART SIGNATURE PAGE . . . . . . . . . . . . . . . . . . 31

       PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT

          PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT (the "Agreement") dated as of October 9, 2001, by and among Unistone, Inc., a Delaware corporation ("Unistone"); Jenson Services, Inc., a Utah corporation and the principal stockholder of Unistone ("Jenson Services"); Corporate Capital Management, LLC, a Minnesota limited liability ("CCM"); Cash Systems, Inc., a Minnesota corporation ("Cash Systems"); and the Cash Systems common stockholders, stock option holders, warrant holders and convertible note holders (respectively, the "Cash Systems Founding Stockholders," the "Cash Systems Stock Option Holders," the "Cash Systems Warrant Holders" and the "Cash Systems Note Holders"), all of whom are listed in Schedule 1.1 hereto and who execute and deliver a copy of this Agreement. The Cash Systems Founding Stockholders, the Cash Systems Stock Option Holders, the Cash Systems Warrant Holders and the Cash Systems Note Holders are sometimes collectively referred to as the "Cash Systems Stockholders."

                      W I T N E S S E T H :

          WHEREAS, the respective Board of Directors of Unistone and Cash Systems (sometimes referred to collectively as the "Constituent Corporations" or individually as a "Constituent Corporation"), Jenson Services, CCM and the Cash Systems Stockholders deem it advisable that at the closing (the "Closing") of the transactions contemplated hereby all of the Cash Systems Founding Stockholders shall exchange all of their shares of Cash Systems common stock, $0.001 par value (sometimes called the "Cash Systems Shares") for shares of Unistone common stock, $0.001 par value per share (sometimes called the "Unistone Shares"), in the manner and in such amount as is set forth in Article I hereof and Schedule 1.1 and upon the terms and conditions otherwise set forth in this Agreement (the "Reorganization") in order that Cash Systems shall become a 100% subsidiary of Unistone upon consummation of the Reorganization; and

          WHEREAS, pursuant to the Reorganization and in accordance with
Article I hereof and Schedule 1.1 and upon the terms and conditions otherwise set forth in this Agreement, the Cash Systems Stock Option Holders and the Cash Systems Warrant Holders shall exchange their respective stock options and warrants for like stock options and warrants to acquire Unistone Shares and the Cash Systems Note Holders shall amend their Cash Systems notes so they are convertible into Unistone Shares; and

          WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                     ARTICLE I
                        EXCHANGE OF STOCK

     1.1 Transfer and Number of Shares. The Cash Systems Founding Stockholders agree to transfer to Unistone at the closing (the "Closing") 100% of the outstanding Cash Systems Shares listed in Schedule 1.1 hereto (the "Cash Systems Shares"), in exchange for 10,550,000 Unistone Shares, pro rata, also as outlined in Schedule 1.1; and the Cash Systems Stock Option Holders and the Cash Systems Warrant Holders agree to exchange their respective stock options and warrants for like stock options and warrants to acquire shares of Cash Systems common stock (respectively, the "Stock Options" and the "Warrants") to acquire Unistone Shares and the Cash Systems Note Holders agree to have their notes (the "Notes") amended so that they are convertible into Unistone Shares. At Closing, and excluding the securities to be exchanged for the Cash Systems Shares, the outstanding securities of Unistone will amount to 1,100,000 shares of $0.001 par value common stock, after taking into account the cancellation of 2,407,493 of the outstanding Unistone Shares that are owned by Jenson Services as outlined in Article 1.4. Accordingly, assuming that all Cash Systems Stockholders become party to the Agreement, there will be 11,650,000 post-Reorganization outstanding shares of common stock of Unistone, outstanding options to acquire 300,000 Unistone Shares, 321,000 outstanding warrants to acquire Unistone Shares, and Cash Systems Notes convertible into 640,000 Unistone Shares, all as outlined in Schedule 1.1.

     1.2 Exchange of Certificates, Stock Options and Warrants by the Cash Systems Stockholders; and Amendment of Cash Systems Notes. The transfer of the Cash Systems Shares, Stock Options and Warrants shall be effected by the delivery to Unistone at the Closing of stock certificate or certificates and stock option agreements and warrant certificates representing the transferred shares, stock options and warrants duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Unistone and with all necessary transfer taxes and other revenue stamps affixed and acquired at the holders' expense. At the Closing, each of the Cash Systems Note Holders shall execute an amendment to his Note so that it is convertible into Unistone Shares. At the Closing, Unistone shall deliver new stock option agreements and warrants to the Cash Systems Stock Option Holders and Cash Systems Warrant Holders, respectively, and shall deliver amendments to the Notes to the Cash Systems Note Holders. Unistone shall also issue instructions to its transfer agent to issue certificates for Unistone Shares to the Cash Systems Founding Stockholders.

     1.3 Further Assurances. At the Closing and from time to time thereafter, the Cash Systems Stockholders shall execute such additional instruments and take such other action as Unistone may request in order to exchange and transfer clear title and ownership in the Cash Systems Shares, Stock Options and Warrants to Unistone and to amend the Notes.

     1.4 Cancellation of Shares of Unistone. On the Closing, Jenson Services, in consideration of this Agreement and the Reorganization, agrees to deliver to Unistone for cancellation, 2,407,493 of the 3,192,125 Unistone Shares that are owned by it.

     1.5 Authority to Change Name. At or simultaneous with the Closing, Unistone shall amend its Articles of Incorporation to change its name to "Cash Systems, Inc.," by the authority granted to the Board of Directors as contained in the Articles of Amendment of Unistone duly adopted, executed and filed with the Secretary of State of the State of Delaware on or about July 13, 2001. Cash Systems shall also change its name.

     1.6 Rule 701 Shares. On Closing, to the extent applicable, Unistone shall adopt, ratify and approve any rights, privileges and preferences of any stockholders of Cash Systems relative to Cash Systems Shares lawfully issued under Rule 701 of the Securities and Exchange Commission (the "Commission").

     1.7  Cash Systems, Inc. 2001 Stock Option Plan.  Subject to Article
1.14, effective on the Closing, Unistone shall adopt, ratify and assume the "Cash Systems, Inc. 2001 Stock Option Plan" that reserves 1,000,000 shares for issuance to employees, directors, executive officers and outside consultants and the option grants made thereunder, a copy of which is set forth on
Schedule 1.7, and Unistone shall approve prior to the Closing resolutions which exempt the options granted thereunder from liability under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.8 Registration Rights. All pre-Agreement shares of common stock of Unistone that have been held over one year that cannot be presently lawfully publicly sold under Rule 144 and current applicable interpretations thereof by the Commission, 1,200,000 Unistone Shares issued to Cash Systems Founding Stockholders, all Unistone Shares issuable upon the exercise of options held by the Cash Systems Stock Option Holders, all Unistone Shares issuable upon the exercise of warrants held by the Cash Systems Warrant Holders, all Unistone Shares issuable upon the conversion of the Notes, and all shares issued in the private placement described in Section 1.17 (each person holding such shares a "Selling Shareholder") shall be accorded "registration rights" that require the reorganized Unistone, at its sole cost and expense, to file a registration statement and resale prospectus (the "Registration Statement") covering these shares with the Commission, which shall be filed within 150 days of the closing of a contemplated private placement of securities of the reorganized Unistone as outlined in Section 1.17. Unistone will use its "best efforts" to have the Commission declare this Registration Statement effective within 180 days of such closing. Unistone shall take such steps as are necessary to keep the Registration Statement effective until the earlier of
(i) the date that all Unistone Shares covered by the Registration Statement have been sold or (ii) one year from the date of the closing of the private placement described in Section 1.17. Unistone shall notify, as soon as reasonably practicable, each Selling Shareholder of the discovery that the Registration Statement, once declared effective by the Commission, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading and will use its "best efforts" to amend the Registration Statement as expeditiously as possible. All Selling Shareholders shall refrain from selling Unistone Shares pursuant to the Registration Statement upon the receipt of such notice and until notified by Unistone that the Registration Statement has been appropriately amended.

     1.9 Lock-up/Leak-Out Agreement. All securities of Unistone that are owned or controlled, directly or indirectly, by any of the persons that are named in the Lock-Up/Leak-Out Agreement are subject to the Lock-up/Leak-out Agreement attached hereto as Schedule 1.9 and incorporated herein by reference, which Schedule contains a list of all parties thereto and Unistone Shares held by them, which agreement shall be executed and delivered at the Closing.

     1.10 Indemnification. On Closing of the Agreement, $202,500 shall be paid by Maricopa Equity Management Corp., a Minnesota corporation, to Jenson Services in consideration of Jenson Services' indemnification of Unistone, Cash Systems and the Cash Systems Stockholders against any and all past liabilities of any type or nature whatsoever of Unistone existing at the Closing of the Agreement, which will include all expenses related to the Agreement and the compromise and settlement of any amounts due and owing to Jenson Services for advances or otherwise that were incurred by Unistone in this respect prior to the Closing of the Agreement.

     1.11 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing and once the Cash Systems Stockholders have been determined to be stockholders of record of Unistone, the present directors and executive officers of Unistone shall designate the directors and executive officers nominated by Cash Systems to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of the reorganized Unistone, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Christopher
D. Larson, Director and Chief Financial Officer; Russell Sampson, Director; and Craig Potts, Director and President and Chief Executive Officer, and then, the current directors and executive officers shall resign, in seriatim. Prior to the Closing, the Board of Directors of Unistone shall adopt resolutions specified by Cash Systems directing the issuance Unistone Shares to the principals of Cash Systems so that the issuance of such shares is exempt liability under Section 16 of the Exchange Act.

     1.12 Assets and Liabilities of Unistone at Closing. Unistone shall have no material assets and no material liabilities at Closing, and all costs incurred by Unistone incident to the Agreement shall have been paid or satisfied.

     1.13 No Reverse Splits for a Period of Two Years. The reorganized Unistone shall not reverse split its post-Agreement common stock for a period of two years from the Closing without the prior written consent of the current Board of Directors of Unistone, except when (i) the reverse split is necessary to comply with or maintain qualifications for listing on the NASDAQ Automated Quotations System or any nationally recognized securities exchange; or when
(ii) the reverse split is in connection with the completion of a financing in excess of $2,500,000, excluding the financing contemplated in Section 1.17 hereof; or when (iii) the reverse split is in connection with a merger or reorganization (excluding a "reverse" reorganization or merger) having a value of in excess of $5,000,000. In the event any reverse split is effected in violation of this Article during this period of time without this consent, all pre-Agreement common stockholders of Unistone who are still stockholders of Unistone shall be immediately issued without further consideration additional shares of Unistone common stock so that the reverse split will have had no effect on the number of their pre-reverse split shares of Unistone common stock that are still owned by any of such persons.

     1.14 Limitations on other Registration Statements on Forms S-8 or S-3 of the Commission. No registration statements on Forms S-8 or S-3 of the Commission shall be filed by the reorganized Unistone for a period of the earlier of twelve months from the Closing of the Reorganization or 90 days after the effective date of the reorganized Unistone's Registration Statement without the prior written consent of the current Board of Directors of Unistone.

     1.15 Present Outstanding Securities of Unistone and Acceptance of Opinions of Counsel. Neither Cash Systems, the directors and executive officers to be nominated by Cash Systems nor Unistone shall contest the validity of any of the pre-Agreement and pre-Reorganization outstanding Unistone common stock; and Cash Systems, subject to concurrence by its legal counsel with any such opinion, agrees to accept opinions covering the resale of any of the Unistone securities in accordance with Rule 144 of the Commission from Leonard W. Burningham, Esq. or Branden T. Burningham, Esq., which opinions shall be paid for by the party requesting such opinions.

     1.16 Execution. This Agreement will be deemed to be executed upon the execution and delivery of the Agreement by Cash Systems Stockholders collectively owning not less than 80% of the outstanding Cash Systems Shares and Options representing 80% of the Cash Systems Shares subject to such Options and by CCM and Equity Securities as holders of Notes and Warrants.

     1.17 Private Placement of Securities of the Reorganized Unistone. Unistone will use its "best efforts" to raise a minimum of $3,000,000 and a maximum of $7,000,000 as soon as is reasonably practicable following the Closing by the offer and sale of "restricted securities" in a private placement (the "PPM") at an offering price per share price acceptable to Cash Systems with "registration rights" which permit the investors to participate in the Registration Statement, as provided in Section 1.8 hereof. Unistone will use its "best efforts" to commence the PPM within 60 days of the Closing.

     1.18 Escrow of Jenson's Unistone Shares. At the Closing, Jenson Services, CCM and/or Doug Polinsky, Troy Johnson and Mark Savage shall deliver to Leonard W. Burningham, Esq. ("LWB"), an aggregate of 771,513 Unistone Shares to be held and distributed by LWB in accordance with the Stock Escrow Agreement attached hereto as Schedule 1.18, which agreement shall be executed and delivered at the Closing.

                            ARTICLE II
                  REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Unistone and Jenson Services. Unistone and Jenson Services, jointly and severally, represent and warrant to Cash Systems and the Cash Systems Stockholders, as follows:

          (a) Power and Authority. Each of Unistone and Jenson Services has the corporate power and authority, to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Unistone and Jenson Services and no other corporate proceedings on the part of Unistone or Jenson Services are necessary to authorize this Agreement and the transactions contemplated hereby. No stockholder approval of the Agreement or the Reorganization is required the Delaware General Corporation Law.

          (b) Unistone Financial Statements. Unistone has heretofore delivered to Cash Systems its audited Balance Sheet and Income Statements for the fiscal year ended December 31, 2000 (the "2000 Statements") and its Balance Sheet and Income Statement for the six month period ended June 30, 2001 (the "June Balance Sheet"). As of the respective dates of the 2000 Statements and the June Balance Sheet (collectively, the "Financial Statements"), the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) No Material Adverse Effect. Except as set forth in Schedule 2.1(c), since June 30, 2001, there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise, or prospects of Unistone.

          (d) Due Organization; Power; Qualification; Subsidiaries and Affiliates, Etc.

               (i) Each of Unistone and Jenson Services is a corporation duly organized, validly existing, and in good standing under the laws of the state of their respective states of incorporation and has the corporate power to own its property and to carry on its business as now conducted. The nature of the business now conducted by Unistone, the character of the property owned by it, or any other state of facts does not require Unistone to be qualified to do business as a foreign corporation in any jurisdiction. Unistone does not conduct and never has conducted, any active trade or business.

               (ii) Except as set forth in Schedule 2.1(d), Unistone has no subsidiaries or affiliates (as that term is used in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

          (e)  Capitalization.

               (i) The total authorized capital stock of Unistone consists of 50,000,000 shares of common stock ($0.001 par value) as of the date hereof and as of the Closing Date. As of the date hereof 3,507,493 Unistone Shares represent all of the issued and outstanding stock of Unistone. As of the Closing Date, 1,100,000 Unistone Shares shall represent all of the issued and outstanding capital stock of Unistone. All of the outstanding Unistone Shares have been, and all of the outstanding Unistone Shares as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding Unistone Shares are subject to pre-emptive rights or were issued in violation of any pre-emptive rights.

               (ii) Except as set forth on Schedule 2.1(e)(ii) or as contemplated in the confidential private placement memorandum to be utilized in the PPM or Article I hereof, there are no present and on the Closing Date there will be no outstanding subscriptions, options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of Unistone, nor are there outstanding securities of Unistone which are convertible into or exchangeable for any shares of capital stock of Unistone, and Unistone has no obligation of any kind to issue any additional securities.

          (f)  Financial Information: No Material Adverse Change.

               (i) Unistone has furnished to Cash Systems the Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles, and fairly present in all material respects, the financial condition of Unistone as at the respective dates thereof, and the results of operation of Unistone for the periods then ended.

               (ii) Since June 30, 2001, there has been no material adverse change in the business or financial condition or the operations of Unistone except as set forth on Schedule 2.1(f).

               (iii) At June 30, 2001, there were no liabilities, unknown, accrued, absolute, contingent or otherwise of Unistone that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule 2.1(f). As of the Closing Date, Unistone has no assets or liabilities of any kind, whether known or unknown, accrued, absolute, contingent or otherwise.

               (iv) Since June 30, 2001, Unistone has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or other assets owned or leased by it, except in the ordinary course of business, or otherwise disclosed on Schedule 2.1(f).

          (g)  Tax Matters.

               (i) Unistone has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities, all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other government charges have been fully paid when due (subject to any extensions filed on a timely basis).

               (ii) There is not pending nor, to the best knowledge of Unistone or Jenson Services, is there any threatened Federal, state or local tax audit of Unistone. There is no agreement with any Federal, state or local taxing authority by Unistone that may affect the subsequent tax liabilities of Unistone.

               (iii) Without limiting the foregoing: (a) the Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against Unistone with respect to the period then ended and all periods prior thereto; and (b) on the date hereof, Unistone is not liable for any taxes, assessments, fees or governmental charges.

          (h) No Conflict or Default; Enforceability; Corporate Records; Compliance with Law. Except as set forth on Schedule 2.1(h), neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Articles of Incorporation, Certificate of Incorporation, By-laws or other charter documents of Unistone or Jenson Services, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Unistone or Jenson Services is a party or by which any of them or any of their assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Unistone or Jenson Services, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Unistone or Jenson Services. This Agreement and all other agreements and documents delivered by Unistone or Jenson Services in connection herewith have been duly executed and delivered by Unistone and Jenson Services and constitute the binding obligations of Unistone and Jenson Services enforceable in accordance with their respective terms. Unistone has permitted Cash Systems to examine Unistone's corporate minute and stock records books. The corporate minute books contain the Articles of Incorporation, Certificate of Incorporation, By-laws and other charter documents of Unistone as in effect on the date hereof, contain a true and complete record of all actions by and meetings of the directors (and committees thereof) and stockholders of Unistone since the date of its incorporation and accurately reflect all transactions referred to therein. Unistone is not in violation of any outstanding arbitration award, judgment, order or decree; or in violation of any statute, regulation or ordinance ("Law"), including, but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition, payroll withholding, pension, building, zoning and tax Law. There have been no allegations of or inquiries concerning any violations of Law by Unistone within the past ten years.

          (i) Party to Agreements. Except as set forth on Schedule 2.1(i), Unistone is not a party to any contract or other arrangement other than this Agreement.

          (j) Litigation. There are no actions, suits, investigations, or proceedings pending, nor, to the knowledge of Unistone and Jenson Services, threatened against Unistone, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. Unistone is not subject to any order, judgment, decree, stipulation or consent or any agreement issued by any governmental body or agency.

          (k) Securities Filings. The common stock of Unistone is listed on the NASD OTC Electronic Bulletin Board. Unistone has heretofore provided to Cash Systems true and correct copies of its annual report on Form 10-KSB for the year ended December 31, 2000, and its quarterly reports on Form 10Q-SB dated June 30, 2000, September 30, 2000, March 31, 2001 and June 30, 2001.
All such reports are true, correct and accurate as of the dates of filing and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(k), no material adverse change in the business, financial condition or operations of Unistone has occurred since the date of such reports. Unistone will have on the Closing Date, and thereafter, made all filings required to be made by Unistone with the Commission and any state securities authorities. Unistone will be able to register all of the Unistone Shares described in Section 1.8 hereof on Form SB-2 of the Commission as provided in said Section, neither Unistone nor Jenson Services knows of any reason why the Registration Statement described in Section 1.8 shall not be declared effective by the Commission and any Unistone Shares issued to or issuable to the Cash Systems Stockholders will be tradable under Rule 144 of the Commission one-year after the Closing.

          (l) Governmental and Other Approval. Unistone has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Unistone to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement. No approval or authorization of or filing with any governmental authority, including the Commission, or any other person or entity on the part of Unistone or Jenson Services is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of any documents contemplated by this Agreement. Neither Unistone nor Jenson Services knows of any reason why the NASD will not permit Unistone to register its shares for trading on any other market or exchange operated by the NASD.

          (m) Salaries. There is set forth on Schedule 2.1(m) annexed hereto and made a part hereof, a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Unistone, together with their compensation (including bonuses) for the calendar year ended December 31, 2000, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

          (n) Accrued Compensation; Benefits. Unistone does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions and does not have any responsibility for providing medical insurance or medical benefits under any labor or employment contract, whether oral or written, or pursuant to any law, rule or regulation or by reason of any past practices with respect to its current or former officers, directors or employees based upon or accruing with respect to services of its present or former officers, directors or employees.

          (o) Employee Benefit Plans. Except as set forth on Schedule 2.1(o), Unistone does not have, maintain or contribute to and never has had, maintained or contributed to, any pension plan, profit sharing plan or employee's savings plan, and is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

          (p) Material Contracts, Etc. Schedule 2.1(p) contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which Unistone is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements).

          (q) Title and Authority. The shareholders as listed in Schedule 2.1(q) are together the holders of record and, to the knowledge of Unistone, the sole beneficial owners, of all of the outstanding Unistone Shares.
Schedule 2.1(q) shall not be deemed to be a publicly available Schedule to this Agreement.

          (r)  Financial Information: Contingent Liabilities.

               (i) At June 30, 2001, there were no liabilities, unknown, accrued, absolute, contingent or otherwise of Unistone that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on Schedule 2.1(r).

               (ii) Since June 30, 2001, Unistone has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it, except in the ordinary course or business, or as otherwise disclosed on Schedule 2.1(r).

          (s) Insider Transactions. All transactions between Unistone and its employees, officers, directors and shareholders, and between Unistone and Jenson Services and the employees, officers, directors and shareholders of Jenson Services, including the issuance of Unistone Shares and the reverse stock splits completed by Unistone, have been made on an arm's length basis on terms and conditions comparable to what Unistone would have given to unrelated third parties. No director, officer or employee of Unistone or Jenson Services has any claim of any nature against Unistone.

          (t) Bankruptcy. Unistone filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on April 30, 1993, which bankruptcy was discharged on April 1, 1994. All of the debts of Unistone listed on the Voluntary Petition have either been discharged, paid in full or settled or the appropriate statute of limitations on such debt has expired.

          (u) Environmental. There are no environmental liens, actions or proceedings, nor is there any cause for any such lien, action or proceeding related to the business operations of Unistone. There are no substances or conditions which may support a claim or cause of action against Unistone or any of Unistone' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Law or Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act and the Federal Water Pollution Control Act.

          (v) No Liquidation of Cash Systems. Unistone has no plan or intention to (i) liquidate Cash Systems, (ii) merge Cash Systems into any other corporation, (iii) cause Cash Systems to sell or otherwise dispose any of its assets, except for dispositions made in the ordinary course of business, or (iv) sell or otherwise dispose of any of the Cash Systems Shares acquired pursuant to this Agreement.

          (w) No Reacquisition of Unistone Shares. Unistone has no plan or intention to reacquire any of the Unistone Shares issued pursuant to this Agreement.

          (x) No Prior Ownership of Cash Systems Shares. Unistone does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any Cash Systems Shares.

          (y) No Investment Company Parties. Neither Unistone nor Jenson Services is an "investment company" as defined in IRC Sections
368(a)(2)(F)(iii) and (iv).

          (z) The representation and warranties contained herein do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

          (aa) All representations and warranties by Unistone and Jenson Services made herein and in the Schedules attached hereto and all information provided by Unistone and Jenson Services for use in the PPM and the Registration Statement shall be true and correct in all material respects when made.

     2.2 Representations and Warranties of Cash Systems. Cash Systems represents and warrants to Unistone as follows:

          (a) Power and Authority. Cash Systems has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Cash Systems, and, no other corporate proceedings on the part of Cash Systems are necessary to authorize this Agreement and the transactions contemplated hereby.

          (b) Cash Systems Financial Statements. Cash Systems has heretofore delivered to Unistone its audited financial statements for the years ended December 31, 2000 and 1999 (the "Cash Systems Financial Statements"). The Cash Systems Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) No Material Adverse Effect. Except as set forth on Schedule 2.2(c), since June 30, 2001 there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise of Cash Systems.

          (d) Due Organization; Power; Qualification; Subsidiaries and Affiliates, Etc.

               (i) Cash Systems is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has the corporate power to own its property and to carry on its business as now conducted. Cash Systems is qualified to do business as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect on Cash Systems.

               (ii) Cash Systems has no subsidiaries (as that term is used in the regulations promulgated under the Securities Act).

          (e)  Capitalization.

               (i) The total authorized capital stock of Cash Systems consists of 52,000,000 shares of capital stock, of which 50,000,000 shares are common stock, $.01 par value per share, of which 10,550,000 shares are issued and outstanding as of the date hereof, and 2,000,000 shares are preferred stock, no par value, none of which are issued and outstanding as of the date hereof. Except as set forth on Schedule 2.2(e)(i), all the outstanding Cash Systems Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

               (ii) There are no present and on the Closing Date there will be no outstanding options, warrants, convertible securities or rights which may require Cash Systems to issue additional shares of its capital stock other than as listed on Schedule 2.2(e)(ii).

          (f)  Financial Information: No Material Adverse Change.

               (i) At June 30, 2001, there were no material liabilities, absolute or contingent of Cash Systems that were not shown or reserved against on the balance sheets included in the Cash Systems Financial Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule 2.2(f)(i).

               (ii) Since June 30, 2001, Cash Systems has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Cash Systems Financial Statements, or other assets owned or leased by it, except in the ordinary course of business or as otherwise disclosed on Schedule 2.2(f)(ii).

          (g)  Tax Matters.

               (i) Cash Systems has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed on a timely basis).

               (ii) There is not pending nor, to the best knowledge of Cash Systems, is there any threatened federal, state or local tax audit of Cash Systems. There is no agreement with any federal, state or local taxing authority that may affect the subsequent tax liabilities of Cash Systems.

               (iii) Without limiting the foregoing: (a) the Cash Systems Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against Cash Systems with respect to the period then ended and all periods prior thereto;
          and (b) Cash Systems is not, on the date hereof, liable for any taxes, assessments, fees or governmental charges.

          (h) No Conflict or Default; Enforceability; Corporate Records; Compliance with Law. Except as set forth on Schedule 2.2(h), neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Certificate of Incorporation or By-laws of Cash Systems, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Cash Systems is a party or by which it or any of its respective assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation of imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Cash Systems, nor give to others any interest of rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Cash Systems. This Agreement and each other agreement and document delivered by Cash Systems in connection herewith have been duly executed and delivered by Cash Systems and constitute the binding obligations of Cash Systems enforceable in accordance with their respective terms. Cash Systems has permitted Unistone to examine Cash Systems's corporate minute and stock records books. The corporate minute books contain the Articles of Incorporation, Certificate of Incorporation, By-laws and other charter documents of Cash Systems as in effect on the date hereof and a true and complete record of all actions by and meetings of the directors (and committees thereof) and stockholders of Cash Systems and accurately reflect all transactions referred to therein. Except as set forth on Schedule 2.2(h), Cash Systems is not in violation of any outstanding arbitration award, judgment, order or decree; or in violation of any Law, including, but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition, payroll withholding, pension, building, zoning and tax Law. There have been no allegations of or inquiries concerning any violations of Law by Cash Systems within the past three years.

          (i)  Party to Agreements.  Except as set forth on Schedule
2.2(i), Cash Systems is not a party to any contract or other arrangement except those made in the ordinary course of business or which are terminable on the giving of sixty (60) days' (or less) notice of Cash Systems's intent to terminate such contract. Except as set forth on Schedule 2.2(i), Cash Systems is not in default in any material respect under any contract or agreement to which it is a party or by which it or any of its assets is or may be bound.

          (j) Litigation. Except as set forth on Schedule 2.2(j), there are no actions, suits, investigations, or proceedings pending, nor, to the knowledge of Cash Systems, threatened, against Cash Systems, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. Cash Systems is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operations.

          (k) Governmental and Other Approval. To the best of its knowledge, Cash Systems has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Cash Systems to conduct its business as presently conducted. Except as set forth on Schedule 2.2(k), all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.2(k), no approval or authorization of or filing with any governmental authority or any other person or entity on the part of Cash Systems is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of documents contemplated by this Agreement.

          (l) Salaries. There is set forth on Schedule 2.2(l) annexed hereto and made a part hereof, a true and complete list, as of the date of this Agreement, of all the persons who are both currently employed by Cash Systems together with their compensation (including bonuses) for the calendar year ended December 31, 2000 and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

          (m) Accrued Compensation. Cash Systems does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of Cash Systems, except as disclosed in Schedule 2.2(m).

          (n) Employee Benefit Plans. Cash Systems does not have, maintain or contribute to, and never has had, maintained or contributed to, any pension plan, profit sharing plan or employees' savings plan, and Cash Systems is not otherwise subject to any applicable provisions of ERISA except as set forth on Schedule 2.2(n).

          (o) Material Contracts, Etc. Schedule 2.2(o) contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which Cash Systems is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) that (i) may give rise to obligations or liabilities exceeding $10,000, (ii) generate revenues or income exceeding $10,000, or (iii) to which Cash Systems and any affiliate of Cash Systems is a party or any officer, director or shareholder of Cash Systems is a party, exclusive of any contracts relating to the operation of an ATM (collectively, the "Material Contracts").

          (p) Title and Authority. The shareholders as listed in Schedule 2.2(p) are together the holders of record and, to the knowledge of Cash Systems, the sole beneficial owners of all of the outstanding shares of Cash Systems capital stock being exchanged pursuant to this Agreement.

          (q) The representation and warranties contained herein do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

          (r) All of the representations and warranties of Cash Systems made herein and in the Schedules attached hereto and all information provided by Cash Systems for use in the PPM and the Registration Statement shall be true and correct in all material respects when made.

     2.3 Additional Representations and Warranties of Cash Systems. Cash Systems represents and warrants to the Cash Systems Stockholders as follows:

          (a) No Issuance of Cash Systems Shares. Cash Systems has no plan or intention to issue additional Cash Systems Shares that would result in Unistone losing control of Cash Systems within the meaning of IRC Section 368(c)(i).

          (b) No Investment Company Parties. Cash Systems is not an "investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

          (c)  No Dissenters.  There will be no stockholders of Cash
Systems entitled to prevail in any action to obtain dissenter's rights under the Minnesota General Corporation Law.

          (d) Fair Market Value of Assets. The fair market value of Cash Systems's assets exceeds the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

          (e) No Compensation for Cash Systems Shares. None of the compensation received by any stockholder-employee of Cash Systems will be separate consideration for, or allocable to, any of Cash Systems Shares owned by any of them, none of the Unistone Shares received by any stockholder-employee of Cash Systems will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder of Cash Systems will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

     2.4 Representations and Warranties of Cash Systems Stockholders. Each Cash Systems Stockholder, with respect to, for and on behalf of itself only, represents and warrants to Unistone as follows:

          (a) Power and Authority. The Cash Systems Stockholder, if it is an entity, has the corporate (or other applicable entity) power and authority, and the Cash Systems Stockholder, if it is an individual, has the capacity and authority, to enter into this Agreement and carry out his or its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors (or other appropriate entity governing body) of the Cash Systems Stockholder, if it is an entity, and no other corporate (or other applicable entity) proceedings on the part of such Cash Systems Stockholder who is an entity are necessary to authorize this Agreement and the transactions contemplated hereby.

          (b) Due Organization; Power. The Cash Systems Stockholder, if it is an entity, is a corporation (or other appropriate entity) duly organized, validly existing, and in good standing under the laws of their respective states of incorporation (or other appropriate formation) and has the corporate (or other appropriate entity) power to own its property and to carry on its business as now conducted.

          (c) No Conflict or Default; Enforceability. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Articles of Incorporation, Certificate of Incorporation, By-laws or other charter documents of the Cash Systems Stockholder, if it is an entity, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which the Cash Systems Stockholder is a party or by which he or it or any of his or its assets or properties are bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of the Cash Systems Stockholder, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of the Cash Systems Stockholder. This Agreement and each other agreement and document delivered by the Cash Systems Stockholder in connection herewith have been duly executed and delivered by such Cash Systems Stockholder and constitute the binding obligations of such Cash Systems Stockholder enforceable in accordance with their respective terms.

          (d) Governmental and Other Approval. No approval or authorization of or filing with any governmental authority or any other person or entity on the part of the Cash Systems Stockholder is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of any documents of any document contemplated by this Agreement.

          (e) No Investment Company Parties. The Cash Systems Stockholder is not an "investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

          (f) No Disposition of Unistone Shares. There is no plan or intention by the Cash Systems Stockholders to sell, exchange, or otherwise dispose of a number of Unistone Shares that would reduce the Cash Systems Stockholders' ownership of Unistone Shares to a number having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the outstanding capital stock of Cash Systems outstanding as of the Closing Date.

                           ARTICLE III
                            COVENANTS

     3.1  Cash Systems agrees that prior to the Closing Date:

          (a) Except as set forth on Schedule 3.1, no dividend shall be declared or paid by other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect to Cash Systems Shares, nor shall Cash Systems purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock unless prior to the record date for such dividend or the effective date of such split, combination or reclassification, it tenders to Unistone its agreement to amend this Agreement so as to effect an appropriate adjustment in the number of shares deliverable upon the Effective Time.

          (b) Except for such option grants to existing or prospective employees and consultants as may be contemplated by the Cash Systems Financial Statements or the PPM (including the capitalization chart set forth therein), no change shall be made in the number of shares of authorized or issued Cash Systems Shares; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by Cash Systems relating to its authorized or issued Cash Systems Shares; nor shall Cash Systems issue, grant or sell any securities or obligations convertible into or exchangeable for shares of Cash Systems Shares.

          (c) Cash Systems will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of Cash Systems or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of Cash Systems's representations contained herein to be or become untrue in any material respect at the Closing Date.

          (d)  Except as set forth on Schedule 3.1(d) or as contemplated by
Article I hereof, Cash Systems will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation, or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation in excess of $100,000, except with the consent of Unistone which consent shall not be unreasonably withheld.

          (e) Except as set forth on Schedule 3.1(e) or as contemplated in the Cash Systems Financial Statements or the PPM, Cash Systems will not make, alter or change any employment or other contract with any of its personnel or make, adapt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of Unistone, except for normal year-end or anniversary salary adjustments for employees, excluding officers, except with the consent of Unistone which consent shall not be unreasonably withheld.

     3.2  Unistone  agrees that prior to the Closing Date:

          (a) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of Unistone Shares, nor shall Unistone purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.

          (b)  Except as contemplated by the PPM or as set forth in Article
1 hereof, no change shall be made in the number of authorized or issued Unistone Shares (other than pursuant to this Agreement); nor shall any option, warrant, call, right, commitment or agreement (other than this Agreement) of any character be granted or made by Unistone relating to its authorized or issued Unistone Shares; nor shall Unistone issue, grant or sell any securities or obligations convertible into or exchangeable for Unistone Shares.

          (c) Unistone will not take, agree to take, or knowingly permit to be taken any action, nor do or knowingly permit to be done anything in the conduct of the business of Unistone or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of Unistone's representations and warranties contained herein to be or become untrue in any material respect at the Closing Date including without limitation amending Unistone's charter documents and By-laws, except as otherwise provided hereby.

          (d)  Except as contemplated by Article I, Unistone nor will not
(i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

          (e) Unistone will not make, alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of Cash Systems, except for normal year end or anniversary salary adjustments for employees, excluding officers.

     3.3 Each party to this Agreement agrees that the fair market value of the Unistone Shares received by each Cash Systems Stockholder pursuant to this Agreement will be approximately equal to the fair market value of the Cash Systems Shares surrendered by such Cash Systems Stockholder in the exchange.

                            ARTICLE IV
                        CERTAIN COVENANTS

     4.1 Directors' Meeting. Each of Cash Systems, Unistone and Jenson Services will take all actions necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting or obtain the written consent of its directors as promptly as practicable to consider and vote upon the approval of the transactions contemplated by this Agreement.

     4.2 Conduct of Business Pending the Reorganization. Prior to the effective date of the Reorganization, unless Unistone and Cash Systems shall otherwise agree in writing, each company shall not (i) operate its business otherwise than in the ordinary course, or (ii) authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business (in each case, other than the transactions contemplated hereby or in the PPM and transactions as to which written notice has been given to the other companies prior to the date hereof), provided, however, that Cash Systems shall be able to undertake any of the foregoing with the consent of Unistone which consent shall not be unreasonably withheld.

     4.3 Disclosure. Each party acknowledges that it has, and will have, possession of important confidential information ("Confidential Information") regarding the other parties. Each party hereto agrees that it shall not use any confidential information except in furtherance of the transactions contemplated hereby and shall not divulge, communicate, furnish or make accessible any Confidential Information to any person, firm, partnership, corporation or other entity. No party hereto shall make any public statement from the date of this Agreement forward, including without limitation any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other parties (which consent may not be unreasonably withheld), except as may be required by law, in which case the parties shall consult with each other as to the nature and scope of the required disclosure and any protective measures which should be taken to preserve the confidentiality of the disclosed information. If any party becomes legally compelled to disclose information relating to this Agreement, such party shall provide the other parties with notice of such requirement to allow such party to seek a protective order or other remedy.
If such protective order or other remedy is not obtained, or if compliance hereof is waived, each party agrees to disclose only that portion of information which is legally required to be disclosed and to permit the other parties at their expense to take all reasonable steps to preserve the confidentiality of the transactions hereunder.

     4.4 Recommendation of Approval. The Board of Directors of Unistone and Cash Systems shall continue to recommend to their respective shareholders approval of this Agreement and the transactions contemplated hereby except as the fiduciary obligations and other duties of each such Board of Directors may otherwise require.

     4.5 Access. Prior to the Closing, Cash Systems shall afford to the officers, attorneys, accountants, and other authorized representatives of Unistone free and full access to the premises, books and records of Cash

Systems in order that Unistone may make such investigation as it may desire of the affairs of Cash Systems, provided such access is not unreasonably disruptive to Cash Systems's business. Prior to the Closing, Unistone shall afford to the officers, attorneys, accountants, and other authorized representatives of Cash Systems free and full access to the premises, books and records of Unistone so that it may make such investigations as it may desire of the affairs of Unistone, provided such access is not unreasonably disruptive to Unistone.

     4.6 No Solicitation. Neither Cash Systems nor Unistone will (nor will either of them permit any agent or affiliate to) solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined) or furnish any information to, or cooperate with, any person, corporation, firm or other entity with respect to an Acquisition Proposal. As used herein "Acquisition Proposal" means a proposal for a merger or other business combination involving such entity or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of such entity other than the Reorganization. Jenson Services shall not sell any of the Unistone Shares held by it and shall not permit any of its affiliates to sell their Unistone Shares and neither Jenson Services nor any of its affiliates shall agree to an Acquisition Proposal.

                            ARTICLE V
                            CONDITIONS

     5.1  Conditions to the Obligations of Unistone and Jenson Services.
The obligations of Unistone and Jenson Services to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the consummation of the transactions contemplated hereby of each of the following conditions:

          (a) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including entry of a preliminary or permanent injunction, which would, in the reasonable opinion of Unistone, (i) make the transactions contemplated hereby illegal, (ii) require the divestiture by Unistone or any subsidiary of Unistone of the shares of any company or of a material portion of the business of Unistone and its subsidiaries taken as a whole, (iii) impose material limits on the ability of Unistone to effectively control the business of Unistone and its subsidiaries, (iv) otherwise materially adversely affect Unistone and its subsidiaries taken as a whole, or (v) if the transactions contemplated hereby are consummated, subject any officer, director, or employee of Unistone to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by Unistone;

          (b) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any way of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) Cash Systems shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of Cash Systems herein shall be true and correct in all material respects at the time of Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Unistone shall have received a certificate to that effect to the best of the knowledge of Cash Systems, signed by the President of Cash Systems;

          (d) Each Cash Systems Stockholder shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of each Cash Systems Stockholder herein shall be true and correct in all material respects at the time of the Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Unistone shall have received a certificate to that effect to the best knowledge of each Cash Systems
Stockholder, signed by each Cash Systems Stockholder;

          (e) A Good Standing Certificate of Cash Systems, dated no more than 10 days prior to the Closing Date, from the Secretary of State of Minnesota;

          (f) The holders of at least eighty percent (80%) of the issued and outstanding Cash Systems Shares owned by the Cash Systems stockholders listed on Schedule 5.1(f) shall have agreed to exchange their Cash Systems Shares pursuant hereto; and

          (g)  Each Cash Systems Stockholder shall have delivered to
American Registrar and Transfer Company, Unistone's transfer agent, certificates representing such Cash Systems Stockholder's Cash Systems Shares which are being transferred hereunder, which certificate shall have been duly endorsed in black by such Cash Systems Stockholder or with blank stock powers attached, in proper form for transfer to Unistone.

          (h) The delivery of an opinion from Hinshaw & Culberston in the form set forth on Schedule 5.1(h).

          (i) Executed copies of Investment Letters in the form set forth on Schedule 5.1(i) from each Cash Systems Stockholder who agrees to exchange his or her Cash Systems Shares for Unistone Shares and holders of Options, Notes and Warrants who agree to comply with Section 1.2 hereof.

     5.2 Conditions to the Obligations of Cash Systems and the Cash Systems Stockholders. The obligations of Cash Systems and the Cash Systems Stockholders to consummate the transactions contemplated hereby are subject to the satisfaction, at or before the consummation of the transactions contemplated hereby, of each of the following conditions:

          (a) The directors of Cash Systems shall have duly approved the transactions contemplated hereby in accordance with applicable law;

          (b) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the transactions contemplated hereby illegal,
(ii) require the divestiture by Cash Systems or any subsidiary of Cash Systems of the shares of any company or of a material portion of the business of Cash Systems and its subsidiaries taken as a whole, (iii) impose material limits on the ability of Cash Systems to effectively control the business of Cash Systems and its subsidiaries, (iv) otherwise materially adversely affect Cash Systems and its subsidiaries taken as a whole or any Cash Systems Stockholder, or (v) if the transactions contemplated hereby are consummated, subject any officer, director or employee of Cash Systems to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by Cash Systems;

          (c) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of paragraph (b) above;

          (d) Unistone shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of Unistone herein shall be true and correct in all material respects at the time of Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Cash Systems shall have received a certificate to that effect, signed by the Presidents of Unistone and Jenson Services;

          (e) Jenson Services shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of Jenson Services herein shall be true and correct in all material respects at the time of the Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Cash Systems and the Cash Systems Stockholders shall have received a certificate to that effect, signed by the President of Jenson Services;

          (f) A Good Standing Certificate of Unistone, dated no more than 10 days prior to the Closing Date, from the Secretary of State of Delaware;

          (g) All necessary third party and governmental consents and approvals required for transactions contemplated hereby shall have been obtained;

          (h) Unistone shall have changed its name to "Cash Systems, Inc.," and Jenson Services shall have caused the number of its Unistone Shares outlined in Article 1.4 to have been delivered to Unistone for cancellation;

          (i) Unistone shall have delivered to American Registrar and Transfer Company, Unistone's transfer agent, certificates representing the Unistone Shares which are being transferred hereunder, to be issued to the

Cash Systems Stockholders in accordance with the terms of this Agreement; and

          (j)  The conditions set forth in Sections 1.2, 1.7, 1.9, 1.10,
1.12 and 1.18 shall have been complied with by the appropriate parties.

          (k) All of the holders of Options and Warrants shall have agreed to exchange such Options and Warrants for comparable options and warrants for Unistone Shares and all of the holders of the Notes shall have executed amendments providing that such Notes are convertible into Unistone Shares.

          (l)  The delivery of an opinion from LWB in the form set forth on
Schedule 5.2(l) which will also cover the exchange of the Cash Systems Rule 701 Shares for Unistone Shares and provide that such Unistone Shares will be freely tradeable.

                            ARTICLE VI
                         INDEMNIFICATION

     6.1 Jenson Services hereby agrees to indemnify and hold Cash Systems, its officers, directors, employees and agents and each person, if any, who controls Cash Systems within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Cash Systems Stockholders and, following the Closing, Unistone and all of its then officers, directors, employees and agents and each person, if any, who then controls Unistone within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against the following:

          (a) Any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments and any action to enforce this
Article VI) (collectively, the "Losses") resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Unistone or Jenson Services contained in this Agreement or in any statement or certificate furnished or to be furnished by Unistone or Jenson Services pursuant hereto or in connection with the transactions contemplated hereby;

          (b) Any and all Losses they suffer resulting from or arising out of any untrue statement or alleged untrue statement of a material fact concerning Unistone or Jenson Services contained in the PPM or the Registration Statement or resulting from any omission or alleged omission to state therein a material fact concerning Unistone or Jenson Services required to be stated therein or necessary to make the statements therein concerning Unistone or Jenson Services not misleading; and

          (c) Any and all losses resulting from or arising out of the conduct of any business, any act or any omissions by or on behalf of Unistone prior to the Closing.

          (d) Any and all past liabilities of any type or nature whatsoever of Unistone existing at the Closing of the Agreement, which includes all expenses related to the Agreement and the compromise and settlement of any amounts due and owing to Jenson Services for advances or otherwise that were incurred by Unistone in this respect prior to the Closing of the Agreement.

     6.2 Cash Systems hereby agrees, to indemnify and hold Unistone and Jenson Services, and their respective officers, directors, employees and agents and each person, if any, who controls Unistone or Jenson Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against the following:

          (a) Any and all Losses resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Cash Systems or any Cash Systems stockholder contained in this Agreement or in any statement or certificate furnished or to be furnished by Cash Systems pursuant hereto or in connection with the transactions contemplated hereby; and

          (b) Any and all Losses they suffer resulting from or arising out of any untrue statement or alleged untrue statement of a material fact concerning Cash Systems or any Cash Systems Stockholder contained in the PPM or the Registration Statement or resulting from any omission or alleged omission to state therein a material fact concerning Cash Systems or any Cash Systems Stockholder required to be stated therein or necessary to make the statements therein concerning Cash Systems or any Cash Systems Stockholder not misleading.

     6.3 Cash Systems hereby agrees to indemnify and hold the Cash Systems Stockholders harmless from and against any and all Losses resulting from or arising out of any breach of any representation, warranty, covenant or agreement on the part of Cash Systems contained in Article 2.3 of this Agreement.

     6.4 Each Cash Systems Stockholder hereby agrees to indemnify and hold Unistone and Jenson Services, and their respective officers, directors, employees and agents and each person, if any, who controls Unistone or Jenson Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all Losses resulting from or arising out of any breach of any representation, warranty, covenant or agreement on the part of such Cash Systems Stockholder contained in Article
2.4 of this Agreement.

     6.5 In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Article 6.1, 6.2 or 6.4 (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in
writing.   A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages or relates to a corporate restructuring, recapitalization or stock issuance while the Indemnifying Party was a principal stockholder of Unistone prior to the Closing, not an injunction or other equitable relief, and unless the Indemnifying Party:

               (i) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party, and

               (ii) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party,

in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying Party does not assume control of the defense of such a proceeding or claim, (i) the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

     6.6 The remedies provided for in this Article 6 are the exclusive remedies of the parties with respect to the breach of any representation, warranty, covenant or agreement set forth herein.

     6.7 The parties agree that all of the representations and warranties contained herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

                           ARTICLE VII
                           CLOSING DATE

     7.1 The closing for the consummation of the Reorganization contemplated by this Agreement (the "Closing") shall unless another date or place is agreed to in writing by the parties hereto, take place at the offices of Leonard W. Burningham, Esq, on the date which is no later than the fifth business day after the last to occur of the following dates (the actual date of the Closing shall be referred to as the "Closing Date"):

          (a)  The date on which all the other conditions set forth in
Article V hereof shall have been satisfied, except to the extent any such conditions shall have been waived by Unistone or Cash Systems; or

          (b)  October 15, 2001 unless extended by the parties.

                           ARTICLE VIII
                       POST-CLOSING MATTERS

     At the Closing, subject to the Cash Systems Stockholders being deemed to be stockholders of record of the reorganized Unistone, Unistone will cause all of its officers and directors to resign from office and to cause to be elected to the Board of Directors of Unistone those persons designated by Cash Systems to wit: Christopher D. Larson; Russell Sampson; and Craig Potts.

                            ARTICLE IX
                          MISCELLANEOUS

     9.1 Termination. With respect to each company, this Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by the mutual consent of Unistone and Cash Systems at any time, or (ii) by either Cash Systems or Unistone if the transactions contemplated hereby have not been consummated prior to October 15, 2001 for any reason, or (iii) by either Cash Systems or Unistone if either discovers a material breach of a representation, warranty, covenant or agreement by the other and such breach is not cured within ten (10) days of the breaching party's receipt of a notice from the non-breaching party. In the event of such termination and abandonment, none of Unistone, Cash Systems, Jenson Services nor the Cash Systems Stockholders (or any of their respective directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

     9.2 Expenses. Whether or not the transactions contemplated are consummated, all out-of-pocket costs and expenses incurred in connection with the this Agreement and the transactions contemplated will be paid by the party incurring such expenses, except that Cash Systems shall bear all auditing costs relating to the books and records of Cash Systems, all legal costs and fees for preparing registration statements to be filed with the Federal and/or state securities agencies, costs and fees of any registration statements.

     9.3 Brokers. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee from any company or based upon arrangements made by or on behalf of any party with respect to the transactions contemplated by this Agreement, except as disclosed on Schedule

9.3 annexed hereto, and the party so indicated on Schedule 9.3 shall be liable for the payment thereof.

     9.4 Arbitration. Any controversy arising out of, connected to, or relating to any transactions herein contemplated, or this Agreement, including the indemnification provisions contained herein, or the breach thereof, including, but not limited to any claims of violations of Federal and/or state securities acts, banking statues, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion and any disputes as to the arbitrability of any such claim shall be settled by arbitration in the county in which Cash Systems principal operations are situated in the State of Minnesota and in accordance with the commercial rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with such rules. Any judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. The arbitrators shall hear and determine the matter and shall execute and acknowledge its award, in writing, and if requested by either party, shall make findings of fact and conclusions of law. Any award determined by the arbitrators shall be final and binding on the parties, however, in the event of any misconduct, partiality, corruption or the like of any arbitrator, the parties shall retain any rights of appeal to which they may be entitled pursuant to applicable law. The cost and expense of arbitration, including the fees of the arbitrator, and the reasonable legal and accounting fees and expenses of the parties, shall be divided between the parties in such proportion as the arbitrators may determine, and may be assessed against one party if the arbitrators so determine.

     9.5 Other Actions. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     9.6 Entire Agreement; Waiver and Amendment. This Agreement, the exhibits and schedules hereto contain the entire agreement by and among Unistone, Cash Systems, Jenson Services and the Cash Systems Stockholders with respect to the transactions contemplated hereby. Any and all prior discussions, negotiations, commitments and understandings relating to the subject matter of this Agreement are superseded by this Agreement. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     9.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

     9.8 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

     If to Unistone:               Unistone, Inc.
                                   5525 South 900 East, #110
                                   Salt Lake City, UT 84117

                    with a copy to:

                    Leonard W. Burningham, Esq.
                    Hermes Building, Suite 205
                    455 East Fifth South
                    Salt Lake City, UT 84111-3323

     If to Cash Systems:          Cash Systems, Inc.
                                  2999 West County Road 42, Suite 150
                                  Burnsville, Minnesota 55337

                    with a copy to:

                    Timothy M. Sullivan, Esq.
                    Hinshaw & Culbertson
                    Suite 300
                    222 North LaSalle Street
                    Chicago, Illinois 60601-1081

             and

                    David Mylrea, Esq.
                    Hinshaw & Culbertson
                    222 South 9th Street, #3100
                    Minneapolis, MN 55402

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

     9.11 Publicity. All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by Unistone and Cash Systems or as required by Law. If public disclosure or notice is required by Law, the disclosing party will use its best efforts to give the other prior written notice of the disclosure to be made.

     9.12 Gender; Number. The use of a particular pronoun herein shall not be restrictive as to gender, and the use of the singular or plural shall not be restrictive as to number, but shall be interpreted in all cases as the context may require.

     9.13 Schedules. The Schedules attached hereto and/or delivered herewith are an integral part of this Agreement as if fully re-written herein.

     9.14 Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns. Except as herein provided, no party will have the right to assign this Agreement, or any of such party's rights hereunder, without the prior written consent of the other parties.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                              UNISTONE, INC.

                              By:/S/Travis T. Jenson
                              Travis T. Jenson, President

                              JENSON SERVICES, INC.

                              By:/s/Jeffrey D. Jenson
                              Jeffrey D. Jenson, President

                              CASH SYSTEMS, INC.

                              By:/s/Craig Potts
                              Craig Potts, President

                              CORPORATE CAPITAL MANAGEMENT, LLC

                              By:/s/Mark Savage
                              Mark Savage, President

       PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT

                    COUNTERPART SIGNATURE PAGE

     This Counterpart Signature Page for that certain Plan of Reorganization and Stock Exchange Agreement (the "Agreement") dated as of the 7th day of September, 2001, among Unistone, Inc., a Delaware corporation ("Unistone"); Jenson Services, Inc., a Utah corporation and principal stockholder of Unistone ("Jenson Services"); Corporate Capital Management, LLC, a Minnesota limited liability company ("CCM"); Cash Systems, Inc., a Minnesota corporation ("Cash Systems"); and the Cash Systems common stockholders, stock option holders, warrant holders and note holders (respectively, the "Cash Systems Founding Stockholders," the Cash Systems Stock Option Holders" and the "Cash Systems Warrant Holders" and the "Cash Systems Note Holders"), all of whom are listed in Schedule 1.1 hereto and who execute and deliver a copy of this Agreement, with the Cash Systems Founding Stockholders, the Cash Systems Stock Option Holders, the Cash Systems Warrant Holders, the Cash Systems Note Holders are sometimes collectively referred to as the "Cash Systems Stockholders," and by which the undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement.


                         Equity Securities Investments, Inc.
                         Name (Please Print)

                         701 Xenia Avenue South-Suite 130
                         Street Address

                         Golden Valley MN 55416
                         City                       State       Zip

                         /s/
                                         (Signature)

                         October 11, 2001
                                (Date)

                         Russell Steven Sampson
                         Name (Please Print)

                         14534 Glendale Ave. S. E.
                         Street Address

                         Prior Lake, MN 55372
                         City                       State       Zip

                         /s/Russell Steven Sampson
                                         (Signature)

                         October 9, 2001
                                   (Date)

                         Craig Potts
                         Name (Please Print)

                         18091 Cleary Lake Ct.
                         Street Address

                         Prior Lake, MN 55372
                         City                       State       Zip

                         /s/Craig Potts
                                         (Signature)

                         October 11, 2001
                                  (Date)

                         David Stueve
                         Name (Please Print)

                         8418 W. 100th Street
                         Street Address

                         Bloomington, MN 55438
                         City                       State       Zip

                         /s/David Stueve
                                         (Signature)

                         10/10/01
                                  (Date)

                         Jason C. Bohn
                         Name (Please Print)

                         2121 Bryant Ave.
                         Street Address

                         Minneapolis, MN 55405
                         City                       State       Zip

                         /s/Jason C. Bohn
                                       (Signature)

                         10/10/01
                               (Date)

                         Kristen Potts
                         Name (Please Print)

                         18091 Cleary Lake Ct.
                         Street Address

                         Prior Lake, MN 55372
                         City                       State       Zip

                         /s/Kristen Potts
                                         (Signature)

                         10/10/01
                                 (Date)

                         Christopher D. Larson
                         Name (Please Print)

                         20482 Idaho Ave.
                         Street Address

                         Lakeville, MN 55044
                         City                       State       Zip

                         /s/Christopher D. Larson
                                         (Signature)

                         10/10/01
                                              (Date)

SCHEDULES TO THAT CERTAIN PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT BETWEEN UNISTONE, INC., A DELAWARE CORPORATION ("UNISTONE"); JENSON SERVICES, INC., A UTAH CORPORATION ("JENSON SERVICES"); CORPORATE CAPITAL MANAGEMENT, LLC, A MINNESOTA LIMITED LIABILITY COMPANY ("CCM"); CASH SYSTEMS, INC., A MINNESOTA CORPORATION ("CASH SYSTEMS"); AND THE STOCKHOLDERS, OPTION HOLDERS, WARRANT HOLDERS AND CONVERTIBLE NOTE HOLDERS OF CASH SYSTEMS (THE "CASH SYSTEMS STOCKHOLDERS")

Schedule 1.1        Exchange of Shares
                                                 Unistone Shares
                                                  To be Received
Cash Systems Outstanding Common                    in Exchange

Kristen Potts               9,045,000 (Cert. 6)     9,045,000 (1)
Christopher Larson            502,500 (Cert. 7)       502,500 (1)
Russell Sampson               502,500 (Cert. 8)       502,500 (1)

Total Outstanding Shares   10,050,000              10,050,000

Rule 701 Shares Issued to Principles of
Corporate Capital Management, LLC.

Mark Savage                   167,000                 167,000
Doug Polinsky                 167,000                 167,000
Troy Johnson                  166,000                 166,000

Total 701 Shares              500,000                 500,000

                                                        Unistone Options
                                                         To be Received
Cash Systems Stock Option Plan and Outstanding Options     in Exchange

Craig Potts         100,000 shares                          100,000 (2)
                    vesting immediately @ $1.38/sh
Christopher Larson  25,000 shares                            25,000 (2)
                    vesting immediately @ $1.25/sh
Russell Sampson     25,000 shares                            25,000 (2)
                    vesting immediately @ $1.25/sh
David Stueve        50,000 shares                            50,000 (2)
                    vesting immediately
                    and 50,000 shares                        50,000 (2)
                    in one year @ $1.25/sh

Jason Bohn          25,000 shares                            25,000 (2)
                    vesting immediately
                    and 25,000 shares                        25,000 (2)
                    in one year @ $.10/sh
                    (non-qualified)

Total Contemplated
Options             300,000                                 300,000

                                                        Unistone Warrants
                                                          To be Received
Cash Systems Outstanding Warrants (all at $1.50 per share   in Exchange

Corporate Capital Management, LLC        156,000 (W1)       156,000 (3)
Equity Securities Investments, Inc.       27,500 (W3)        27,500 (3)
Joseph A. Geraci, II                      16,250 (W4)        16,250 (3)
David Zipkin                               8,750 (W5)         8,750 (3)
Isaac J. Sibley                            2,500 (W6)         2,500 (3)

Scott Zbikowski                           10,000 (W2)        10,000 (3)
Harold Trestman                           10,000 (W2)        10,000 (3)
US Internet                               10,000 (W2)        10,000 (3)
Patrick L Kinney                           5,000 (W2)         5,000 (3)
Kevin Brazner                              2,500 (W2)         2,500 (3)
Becky Lindsay                              1,250 (W2)         1,250 (3)
David Ashfeld                              1,250 (W2)         1,250 (3)
Gerald Auchstetter                         5,000 (W2)         5,000 (3)
David A. Bester                           15,000 (W2)        15,000 (3)
William E. Hanneman                       10,000 (W2)        10,000 (3)
Ervin M. Kramer                            5,000 (W2)         5,000 (3)
Richard C. Gage Special Trust              5,000 (W2)         5,000 (3)
Larry & Darlyne Holberg Revocable Trust    5,000 (W2)         5,000 (3)
August M. Stoffel                          5,000 (W2)         5,000 (3)
Kurt E. Lange                              5,000 (W2)         5,000 (3)
William R. Hartzell                        5,000 (W2)         5,000 (3)
Ronald S. Boyum                            1,250 (W2)         1,250 (3)
Bruce Westman                              5,000 (W2)         5,000 (3)
Chris Howard                               2,500 (W2)         2,500 (3)
Lester Goetzke                             1,250 (W2)         1,250 (3)

Total Warrants                           321,000            321,000

                                            Convertible Notes  Unistone Shares
                                              to be Received   to be Received
Cash Systems Outstanding Convertible Notes     in Exchange     on Conversion

Corporate Capital
Management LLC               $250,000 @ $1.25   $250,000         200,000 (3)
Scott Zbikowski               $50,000 @ $1.25    $50,000          40,000 (3)
Harold Trestman               $50,000 @ $1.25    $50,000          40,000 (3)
US Internet                   $50,000 @ $1.25    $50,000          40,000 (3)
Patrick L Kinney              $25,000 @ $1.25    $25,000          20,000 (3)
Kevin Brazner                 $12,500 @ $1.25    $12,500          10,000 (3)
Becky Lindsay                  $6,250 @ $1.25     $6,250           5,000 (3)
David Ashfeld                  $6,250 @ $1.25     $6,250           5,000 (3)
Gerald Auchstetter            $25,000 @ $1.25    $25,000          20,000 (3)
David A. Bester               $75,000 @ $1.25    $75,000          60,000 (3)
William E. Hanneman           $50,000 @ $1.25    $50,000          40,000 (3)
Ervin M. Kramer               $25,000 @ $1.25    $25,000          20,000 (3)
Richard C. Gage Special Trust $25,000 @ $1.25    $25,000          20,000 (3)
Larry & Darlyne Holberg
    Revocable Trust           $25,000 @ $1.25    $25,000          20,000 (3)
August M. Stoffel             $25,000 @ $1.25    $25,000          20,000 (3)
Kurt E. Lange                 $25,000 @ $1.25    $25,000          20,000 (3)
William R. Hartzell           $25,000 @ $1.25    $25,000          20,000 (3)
Ronald S. Boyum                $6,250 @ $1.25     $6,250           5,000 (3)
Bruce Westman                 $25,000 @ $1.25    $25,000          20,000 (3)
Chris Howard                  $12,500 @ $1.25    $12,500          10,000 (3)
Lester Goetzke                 $6,250 @ $1.25     $6,250           5,000 (3)

Total Bridge Loan Amounts    $800,000           $800,000         640,000

(1) The registration rights provided in Section 1.8 of the Agreement shall be accorded to the following shares of common stock of these persons: Kristen Potts, 400,000 shares; Christopher Larson, 400,000 shares; and Russell Sampson, 400,000 shares.

(2) The registration rights provided in Section 1.8 of the Agreement shall be accorded to all of the shares of common stock of these persons that underlie these options.

(3) The registration rights provided in Section 1.8 of the Agreement shall be accorded to all of the shares of common stock of these persons or entities acquired upon the exercise of the warrants or the conversion of the notes.

Schedule 1.7        Cash Systems, Inc. 2001 Stock Option Plan

                        CASH SYSTEMS, INC.
                      2001 STOCK OPTION PLAN

     1. Purpose. The purpose of the Cash Systems, Inc. 2001 Stock Option Plan is to induce certain designated persons to continue to provide valuable services to Cash Systems, Inc. (the "Company") and to encourage such persons to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan is in the best interest of the Company and will promote the success of the Company. This success will be achieved by encouraging continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and implementing the long-range plans of the Company.

     Certain Options granted under this Plan are intended to be Incentive Stock Options qualified under Section 422 of the Code. The Plan also permits the grant of Nonqualified Stock Options.

     2. Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

          (a) "Capital Stock" or "Common Stock": any of the Company's authorized but unissued shares of common stock.

          (b) "Code": the Internal Revenue Code of 1986, as amended from time to time.

          (c) "Fair Market Value": the price per share determined by the Board of Directors at the time any Option is granted. Fair Market Value of Incentive Stock Options shall be determined consistent with the Code and regulations.

          (d) "Incentive Stock Option": an option defined in Section 422 of the Code to purchase shares of the Common Stock of the Company.

          (e) "Non-Qualified Stock Option": an option, not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, to purchase Common Stock of the Company.

          (f) "Option": the term shall refer to a Stock Option granted under this Plan.

          (g) "Option Agreement": a written agreement pursuant to which the Company grants an Option to an Optionee and sets the terms and conditions of the Option.

          (h) "Option Date": the date upon which an Option Agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Company.

          (i) "Option Stock": the Common Stock of the Company (subject to adjustment as described in Section 7) reserved for options pursuant to this Plan, or any other class of stock of the Company which may be substituted therefore by exchange, stock split or otherwise.

          (j) "Optionee": a person who is eligible to receive an Option under Section 5 of the Plan and to whom an Option has been granted under the Plan.

          (k) "Plan": this Cash Systems, Inc. 2001 Stock Option Plan effective September 25, 2001, and as amended hereafter from time to time.

          (l) A "Subsidiary": any corporation in an unbroken chain of corporations beginning with the Company, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

     3. Options Available Under Plan. An aggregate of 1,000,000 shares of the Company's authorized but unissued shares of Common Stock are hereby made available for grant, and shall be reserved for issuance, under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 7. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

     4. Administration. The Plan shall be administered by the Board of Directors of the Company. At all times subject to the authority of the Board of Directors, the Board of Directors may from time to time delegate some or all of its authority under the Plan to a committee consisting of three (3) or more Directors (the "Committee"), and/or obtain assistance or recommendations from such Committee. If no separate committee is appointed, the Board shall constitute the Committee, and references to the Committee shall include the entire Board of Directors.

     The Company shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be Optioned and the term during which any such Options may be exercised. At all times, a majority of the members of the Committee making determinations about the grant of Options to employee-directors or employee-officers must be disinterested in the grant being made. The Committee may from time to time adopt rules and procedures for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

     5. Eligibility for Stock Options. Incentive Stock Options under the Plan may only be granted to such employees of the Company or any Subsidiary thereof, as selected by the Committee. Non-Qualified Stock Options may be granted to key employees, non-employee directors and any other persons providing valuable services to the Corporation.

     In selecting the employees or other persons to whom Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Company and all subsidiary corporations) shall not exceed $100,000. Subject to the provisions of Section 3, an optionee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. Any Incentive Stock Option that becomes exercisable and exceeds the above limitation shall be treated as a Non-Qualified Option.

     No Stock Option may be granted under this Plan later than the expiration of ten (10) years from the Effective Date.

     6. Terms and Conditions of Options. Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Company the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Company shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

          (a) Number of shares and option price. The Option Agreement shall state the total number of shares to which it pertains. The price of Incentive Stock Option Stock shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date, owns more than ten percent (10%) of the voting power of all classes of the Company's stock then outstanding, the price of the shares of Option Stock which will be covered by such Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Option Stock at the Option Date. Non-Qualified Options may be granted at a price equal to, greater than or less than

     Fair Market Value at the date of grant. The Option price shall be subject to adjustment as provided in Section 7 hereof.

          (b) Period of options and right to exercise. Options granted under this Plan shall be subject to such terms and conditions, shall be exercisable at such times and shall be evidenced by such form of written Option Agreement as the Committee shall determine, provided that such determinations are not inconsistent with Code Section 422 and the regulations thereunder. The Option Agreement may, at the discretion of the Committee, provide for the acceleration of vesting of Options upon a "Change in Control" of the Company, as defined in Section 6(h) below.

     In addition, no Option granted, shall by its terms, be exercisable after the expiration of ten (10) years from the date such Option is granted. Except, however, Incentive Stock Options granted to any employee who at the Option Date owns more than ten percent (10%) of the voting power of all shares of the classes of Company's stock then outstanding, may not be exercisable after expiration of five (5) years from the Option Date. The period during which the Option may be exercised, once it is granted, shall not be reduced, except as provided in paragraphs (c), (d) and (e) below. The exercise of any Option will be contingent upon receipt by the Company of payment as provided in paragraph (f) below for the full purchase price of such shares. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until certificates for such shares are issued under the terms of the Plan.

          (c) Termination of Employment or Service. Unless the Option Agreement otherwise provides, in the event that an Optionee shall cease to be employed by (or performing services for, in the event of a Non-Qualified Stock Option) the Company for any reason other than death, subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, such Optionee shall have the right to exercise any outstanding Options at any time within three (3) months after the termination of employment (or service in the case of a Non-Qualified Stock Option). Notwithstanding the foregoing, in the case of a disabled employee or other Optionee, the Board of Directors at its discretion may permit exercise of Options within one year of termination of employment). In the event an Optionee shall cease to be employed, or in the case of an independent consultant, shall cease to provide services to the Company, for "cause," any outstanding Options in favor of such Optionee shall immediately terminate and such Optionee shall have no right to exercise any such Options. For purposes of this Plan, the terms "disability " and "cause" shall have the meanings ascribed such terms in the employment or independent consulting agreements between the Company and any such Optionees.

          (d)  Death of Optionee.  If the Optionee holding a "Qualified
     Stock Options" shall die (i) while in the employ of or while providing services to the Company or any Subsidiary, or (ii) within a period of three (3) months after the termination of his or her employment with the

     Company or any subsidiary as provided in paragraph (c) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable until the earlier of the originally stated date of termination or one year from the date of death. Such Option shall be exercised pursuant to subparagraph (f) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of his or her death.

          (e) Transfer of Option. Each Option granted hereunder shall, by its terms, not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

          (f) Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and with respect to such number of shares, as the Board of Directors, in its sole discretion, shall determine at the time that the Option is granted. The Option terms shall be set forth in the Option Agreement granting the Option. Such Option shall be exercisable only within the Option period and only by (i) written notice to the Company of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Company; and (iii) payment to the Company of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash, by cashier's check (by personal check at the discretion of the Company) or by a "cashless exercise" procedure established between the Company and a stock brokerage firm, subject to compliance with applicable securities laws. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Company before the Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be canceled and retained by the Company.

          (g) Delivery of Certificate. As promptly as practicable after receipt of the written notice and payment specified above, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee at the address specified in the written notice of exercise.

          (h) Change in Control. A "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in
     Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting Capital Stock of the Company ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Plan.

          (i) Other Provisions. The Option Agreements authorized under this Section shall contain such other provisions as the Committee shall deem advisable.

     7. Adjustment of Number of Shares. If, and to the extent that, the number of issued shares of the Capital Stock of the Company shall be increased or reduced by change in par value, recapitalization, reorganization, merger, consolidation, split up, distribution of a dividend payable in stock or the like, the number of shares subject to the Option and the Option price therefor shall be equitably adjusted by the Committee consistent with such change to prevent substantial dilution or enlargement of the rights granted to or available to Optionees.

     Subject to the foregoing, the grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     8. No Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his or her Option until such shares shall have been issued to the Optionee.

     9. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the employer Company's rights to terminate such employment.

     10. Withholding Taxes. If required by law, upon a disqualified disposition of an Incentive Stock Option, the Company shall have the right to require any Optionee that is or was an employee as of the Option Date, to remit to the Company an amount sufficient to satisfy any federal and state withholding or other employment taxes, if any, resulting from such option exercise or early disposition of Option Stock. Payment of such amount may be made in the same manner as payment of the exercise price or by tendering previously owned shares of the Company's Common Stock with a Fair Market Value on the date of exercise equal to such amount, subject to compliance with applicable securities laws.

     11. Common Stock Acquired for Investment. Common Stock acquired by an Optionee under this Plan by exercise of any Option shall be acquired by the Optionee for investment and without intention of resale, unless, in the opinion of counsel of the Company, such common stock may be purchased without any investment representation. Where an investment representation is deemed necessary, the Committee may require a written representation to that effect by the Optionee as a condition of the Optionee exercising an Option under this Plan, and the Committee may place an appropriate legend on the common stock issued to the Optionee indicating that such common stock has not been registered under federal or state securities laws. Each Option shall be subject to the requirement that if, at any time, the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing contained herein shall require the Company to register the Options or the shares of voting common stock purchased upon the exercise of said Options.

     12. Effective Date. This Plan shall be effective September 25, 2001 (the "Effective Date") as approved by the Board of Directors, subject to approval by the shareholders of the Company. However, unless within 12 months after the Plan is adopted by the Board of Directors, the Plan is approved by the vote of the holders of a majority of the outstanding Capital Stock of the Company, the Plan and options granted hereunder shall not qualify under
Section 422 of the Code.
All subsequent stock options granted hereunder will be Non-Qualified Stock Options. All Options granted prior to disqualification of the Plan for failure to obtain shareholder approval shall be converted to Non-Qualified Stock Options.

     13. Liquidation. Upon the complete liquidation of the Company, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 7 in connection with a merger, consolidation or reorganization of the Company.

     14. Termination and Amendment of the Plan. This Plan shall terminate ten (10) years after the Effective Date or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan.

     The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Company, except as provided in Section 7 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein or (d) change the class of persons eligible to receive Options under the Plan.

     15. Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Minnesota without reference to the principles of conflicts of law thereof.

Schedule 1.9        Lock-up/Leak-out Agreement

LOCK-UP/LEAK-OUT AGREEMENT
          THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement" is made and entered into as of the _____ day of October, 2001, respecting the Plan of Reorganization and Stock Exchange Agreement between Unistone, Inc., a Delaware corporation ("Unistone"); Jenson Services, Inc., a Utah corporation and the principal stockholder of Unistone ("Jenson Services"); Corporate Capital Management, LLC, a Minnesota limited liability ("CCM"); Cash Systems, Inc., a Minnesota corporation ("Cash Systems"); and the Cash Systems common stockholders, stock option holders, warrant holders and convertible note holders (respectively, the "Cash Systems Founding Stockholders," the "Cash Systems Stock Option Holders," the "Cash Systems Warrant Holders" and the "Cash Systems Note Holders"), by and among Unistone and the persons and entities listed in Exhibit A attached hereto and incorporated herein by reference (sometimes collectively referred to herein as the "Shareholders" and each, a "Shareholder," or by the reference opposite their respective names), as the record or beneficial Shareholders of certain shares of common stock, $.001 par value per share (the "Common Stock"), of Unistone.

                            RECITALS:

          WHEREAS, Unistone, CCM and Jenson Services, are or will be parties to that certain Plan of Reorganization and Stock Exchange Agreement (the "Reorganization Agreement") dated or to be dated in October, 2001, pursuant to which the Reorganization (as defined in the Reorganization Agreement) will be consummated, a copy of which is annexed hereto and incorporated herein by this reference; and

          WHEREAS, following the closing of the Reorganization Agreement, each Shareholder will be the beneficial owner of the shares of Common Stock of Unistone listed in Exhibit A; and

          WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Reorganization Agreement and to provide for an orderly market for the Common Stock of Unistone subsequent to the Reorganization contemplated thereby, the undersigned desire to enter into this Agreement and restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Notwithstanding anything contained in this Agreement, a Shareholder may transfer its shares of Common Stock to its affiliates, partners in a partnership, subsidiaries and trusts, spouses or lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms of this Agreement.

          2. Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock ("Shares"), each Shareholder may only sell Shares subject to the following conditions in relation to the sale of said Shares prior to, during and after the effective date of a registration statement (other than in connection with a merger or employee benefit plans pursuant to Forms S-3 or S-8) pertaining to Unistone's Common Stock (the "Registration Statement") for the 18 month period specified herein. The Shares, to the extent deemed required or necessary for public resale, shall be included in Unistone's Registration Statement that is to be filed respecting other shares of Common Stock that will be sold pursuant to Unistone's Confidential Private Offering Memorandum to be prepared following the Closing of the Reorganization (the "Memorandum"). The provisions of Section 2 shall be effective until and shall not terminate for a period of eighteen (18) months from the effective date of the Reorganization and shall be effective, without limitation, during the period the Registration Statement is effective, and after the end of said 18 month period, all provisions contained herein shall cease and be of no further force and effect.

          2.1 No Shareholder may sell any Shares except as covered by this Agreement, unless agreed otherwise in writing by the parties. For purposes of the restrictions contained in this paragraph 2, the Shareholders shall collectively be considered one Shareholder.

          2.2 Each Shareholder shall be allowed to sell Shares in blocks of 5,000 Shares or less per transaction.

          2.3 The Shares may only be sold at the "offer" or "ask" price stated by the relevant market maker. Each Shareholder agrees that it/he will not sell Shares at the "bid" price.

          2.4 After a Shareholder sells 10,000 Shares, such Shareholder may not sell any other Shares unless the "offer" or "ask " price of the Common Stock increases by 25 basis points above such Shareholder's last sale price.

          2.5 Notwithstanding the foregoing, if, after a Shareholder sells 10,000 Shares, a market maker in the Common Stock (other than the market maker involved in the first transaction) continues to show an "offer" or "ask" price at the same price as the first 10,000 Share transaction, the Shareholder may, on one occasion only, sell an additional 10,000 Shares at that price.

          2.6  The Shares may not be sold at a price below $2.00 per share.

          2.7 Each Shareholder shall be allowed to sell up to twenty (20%) percent of its/his Shares held as of the date hereof during each three month period; provided, however, that in the event any Shareholder does not sell its/his full 20% during any three-month period, such Shareholder may sell the difference between 20% of the Shares held as of the date hereof and the Shares actually sold during such three-month period in the next successive three-month period.

          2.8 The Shareholders agree that they will not engage in any short selling of the Shares.

          3. If required by the Securities and Exchange Commission, all of the Shares owned or to be acquired as outlined herein, shall be included in the Registration Statement for the benefit of the Shareholders, at no cost to them.

          4. Notwithstanding anything to the contrary set forth herein, Unistone may, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

          5. In the event of a tender offer to purchase all or substantially all of Unistone's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, this Agreement shall terminate and the Shares restricted pursuant hereto shall be released from such restrictions if the requisite number of the record and beneficial owners of Unistone's securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization.

          6. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the Shares, including the right to vote the Shares for any and all purposes.

          7. The Shares and per share price restrictions covered by this Agreement shall be appropriately adjusted should Unistone make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

          8. No transfer of any of the Shares that are subject to this Agreement in any transaction other than a "broker's transaction" shall be made unless the transferee executes and deliver a copy of this Agreement prior to the transfer of any stock certificate representing any of the Shares so transferred.

          9. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

          10. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement at the addresses set forth above. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

          11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

          12. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

                         CORPORATE CAPITAL MANAGEMENT LLC

Date: ________________        By______________________________________

                             Its_______________________________________

Date: ________________        _________________________________________
                              Mark Savage

Date: ________________        _________________________________________
                              Doug Polinsky

Date: ________________        _________________________________________
                              Troy Johnson


                         JENSON SERVICES, INC.

Date: ________________        By_______________________________________

                              Its_______________________________________


Date: ________________        _________________________________________
                              Leonard W. Burningham


Date: ________________        _________________________________________
                              James P. Doolin


Date: ________________        _________________________________________
                              Travis T. Jenson


Date: ________________        _________________________________________
                              Duane S. Jenson


Date: ________________        __________________________________________
                              Claus Voellmecke


Date:_________________        _________________________________________
                              William Hollingsworth


Date:_________________        _________________________________________
                              Thomas Howells


Date:_________________        _________________________________________
                              Jeffrey D. Jenson


Date:_________________        _________________________________________
                              Rob Jorgenson

                              MARICOPA EQUITY MANAGEMENT CORP.

Date:_________________        By_______________________________________

                              Its_______________________________________


                              GREAT NORTH  CAPITAL CORP.

Date:_________________        By_______________________________________

                              Its_______________________________________


Date:_________________        _________________________________________
                              Dan Ryweck


                              TW STRATEGIC CAPITAL

Date:_________________        By_______________________________________

                              Its_______________________________________

                            EXHIBIT A

            Lock-Up/Leak-Out Presently Outstanding Unistone Shares Respecting Plan of Reorganization and Stock Exchange Agreement (the "Reorganization Agreement") Between Unistone, Inc., a Delaware corporation ("Unistone"); Jenson Services, Inc., a Utah corporation and the principal stockholder of Unistone ("Jenson Services"); Corporate Capital Management, LLC, a Minnesota limited liability ("CCM"); Cash Systems, Inc., a Minnesota corporation ("Cash Systems"); and the Cash Systems common stockholders, stock option holders, warrant holders and convertible note holders (respectively, the "Cash Systems Founding Stockholders," the "Cash Systems Stock Option Holders," the "Cash Systems Warrant Holders" and the "Cash Systems Note Holders")

Leonard W.
Burningham, Esq.                                           60,750

Corporate Capital                                         169,894
Management, LLC

James P. Doolin                                            24,960

William Hollingsworth                                       7,500

Thomas Howells                                             35,360

Duane S. Jenson                                            62,179

Travis T. Jenson                                           57,940

Jeffrey D. Jenson                                          60,020

Troy Johnson                                             *166,667

Rob Jorgenson                                              16,422

Maricopa Equity
Management Corp.                                          160,500

Doug Polinsky                                            *166,666

Great North
Capital Corp.                                             169,894

Dan Ryweck                                                 16,422

Mark Savage                                              *166,667

TW Strategic
Capital                                                   169,894

Claus Voellmecke                                           30,000

                         Total:                         1,541,735

     * These shares include an aggregate of 500,000 shares issued by Cash Systems pursuant to Rule 701 to principals of CCM that were exchanged under the Reorganization Agreement.

Schedule 1.18       Escrow Agreement

                      STOCK ESCROW AGREEMENT

As described in the Letter of Intent dated July 13, 2001 relating to the proposed Plan of Reorganization and Stock Exchange Agreement among Unistone,

Inc. ("UI"), Cash Systems, Inc. ("CSI"), Corporate Capital Management, LLC ("CCM"), Jenson Services, Inc. ("Jenson"), and the shareholders of CSI (the "Agreement"), those who would be parties to the Agreement have agreed that after the consummation of the Reorganization, the stockholders of UI would hold a total of 1,100,000 shares of common stock of UI and that CCM and Jenson and their respective affiliates, directly or indirectly, would hold 1,041,735 of such shares with CCM acquiring 771,513 shares of UI common stock from Jenson and its affiliates prior to the consummation of the Reorganization. In addition, certain affiliates of CCM (Mark Savage, Troy Johnson and Doug Polinsky) will exchange 500,000 shares of CSI common stock for 500,000 shares of UI common stock pursuant to the Agreement. Following the consummation of the Reorganization, Jenson and its affiliates and CCM and its affiliates would control, directly or indirectly, 1,541,735 shares of UI common stock. It has also been agreed that at least $3,000,000 would be raised in the form of equity from investors (the "Raise") after the consummation of the Reorganization in accordance with the terms and conditions of the Exhibits B and C to the Agency Agreement between CSI and Equity Investment Securities, Inc., a copy of which is attached hereto as Exhibit A (the "Term Sheets"); provided, however, that any debt that is sold on behalf of CSI (and accepted by CSI prior to such sale) shall be included as part of the Raise; provided, further, that any debt sold to the Virtual Fund shall not be included as part of the Raise. To date, none of the $3,000,000 has been raised. Therefore, CSI and CCM agree as follows:

     1. At the closing of the Reorganization, CCM shall deliver 771,513 shares of UI common stock (the "Shares") to Leonard W. Burningham, Esq. ("LWB") to be held in accordance with the terms of this agreement.

     2. Within five (5) days from the date of the Raise being cancelled because the $3,000,000 was not funded as set forth in the Term Sheets, CSI shall instruct LWB in writing to return all Shares held by LWB pursuant to this agreement hereto to UI and LWB shall return such Shares within three (3) days after the date of such written notice.

     3. Within five (5) days from the date the Gross Proceeds of the Raise in the amount of at least $3,000,000 are available as immediately available funds, the escrow agent for the Raise (which shall be a bank reasonably acceptable to CSI) shall instruct LWB in writing to deliver all of the Shares held by LWB pursuant hereto to CCM and LWB shall deliver such Shares within three (3) days after such written notice. In the event the Gross Proceeds of the Raise are less than $3,000,000 and CSI elects, in its sole discretion, to accept said proceeds, the escrow agent (after notifying CSI that the Gross Proceeds are available as immediately available funds) shall instruct LWB in writing to deliver all of the Shares held by LWB pursuant hereto to CCM and LWB shall deliver such Shares within three (3) days after such written notice.

     4. Any Shares returned to UI pursuant hereto shall be cancelled without any consideration to CCM and CCM hereby waives any and all rights with respect to such Shares.

     5. In the event the Raise is cancelled due to a material adverse change in the business of CSI or because the private placement memo contained an untrue statement of material fact about CSI or UI or omitted to state a material fact about CSI or UI required to be stated therein or necessary in order to make the statements therein not misleading, then CSI shall instruct LWB in writing to deliver all Shares held by LWB pursuant hereto to CCM and LWB shall deliver such Shares with three (3) days after such written notice.

     6. All parties agree that any and all Shares held by LWB in accordance with the terms of this agreement will have full voting rights and be eligible for all dividends including cash or stock. In the event LWB has not delivered the Shares to UI or CCM pursuant hereto and UI is being purchased in whole or part by an outside entity, CSI shall instruct LWB in writing to deliver all of the Shares held by LWB pursuant hereto to CCM immediately prior to the closing of such acquisition and LWB shall so deliver such Shares within three (3) days after such written notice.

CCM agrees that all shares of UI common stock held by it following the consummation of the Reorganization, including the Shares, will be subject to the Lock-up/Leak-out Agreement described in the Agreement.

CCM and CSI agree that each party is responsible for any of the costs, fees or expenses incurred by it or its affiliates in complying with this agreement or the Agreement.

LWB, as escrow agent hereunder, shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by him in good faith in accordance with the terms of this agreement of for any mistake of law or for anything which he may do or refrain from doing in connection herewith unless caused by or arising out of his own gross negligence or willful misconduct. In the event that any legal action is instituted against LWB, as escrow agent hereunder, provided that such legal action does not involve any gross negligence or willful misconduct on the part of LWB, as escrow agent hereunder, (a) LWB may interplead the parties hereto in such action and may deposit with the court in which such action is pending the securities which are the subject of this agreement and which are also the subject matter of such action, and LWB shall thereupon be relieved of and discharged from any and all obligations and liabilities as escrow agent under and pursuant to this agreement in respect of such securities as deposited with said court; and (b) the parties hereto will indemnify and hold harmless LWB from and against any and all loss, damage, liability or expense incurred, arising out of or connected therewith.

If the foregoing is acceptable to you, please indicate your acceptance and approval by signing in the space provided below on both copies of this letter.

In Witness Whereof, this Agreement has been duly executed by the duly authorized officers of the parties and the undersigned individuals as of the ____ day of October, 2001.

Very truly yours,                       ACCEPTED AND
                                        APPROVED
CORPORATE CAPITAL MANAGEMENT LLC        CASH SYSTEMS, INC.

By:                                     By:
Its:                                    Its:


______________________________
Leonard W. Burningham, Esq.

Schedule 2.1(c)     Unistone-Material adverse effect.

          No Exceptions.

Schedule 2.1(d)     Unistone-Subsidaries or affiliates

          Jenson Services, Inc., principal stockholder and an affiliate; Duane S. Jenson, principal stockholder of Jenson Services and an affiliate; Travis T. Jenson, director and executive officer and an affiliate; James Doolin, director and executive officer and an affiliate; and Todd Albiston, director and executive officer and an affiliate.

Schedule 2.1(f)     Unistone-Financial Statements-no material adverse change

          No Exceptions.

Schedule 2.1(h) Unistone-Conflict or default; enforceability; corporate records; compliance with law

          No corporate minutes from October, 1989, to July, 1996.

Schedule 2.1(i)     Unistone-Party to agreements

          No Exceptions.

Schedule 2.1(k)     Unistone-Securities filings

          No Exceptions.

Schedule 2.1(m)     Unistone-Salaries

          No Exceptions.

Schedule 2.1(o)     Unistone-Employee benefit plans

          No Exceptions.

Schedule 2.1(p)     Unistone-Material contracts

          No Exceptions.

Schedule 2.1(q)     Unistone-Title and authority

          No Exceptions.

Schedule 2.1(r)     Unistone-Contingent liabilities

          No Exceptions.

Schedule 2.2(c)     Cash Systems-Material adverse effect

          No Exceptions

Schedule 2.2(e)(i) Cash Systems-Outstanding shares duly authorized and validly issued, and are fully paid and non-assessable

          No Exceptions

Schedule 2.2(e)(ii) Cash Systems-Outstanding options, warrants, convertible securities or rights

          See response to Schedule 1.1

Schedule 2.2(f)(i)  Cash Systems-Contracts

          No material adverse change

Schedule 2.2(f)(ii) Cash Systems-Assets owned or leased

          No exceptions

Schedule 2.2(h) Cash Systems-Conflict or default; enforceability; corporate records; compliance with law

          No Exceptions.

Schedule 2.2(i)     Cash Systems-Party to agreements

       Cash Systems has received demand from Fidelity Bank to reimburse it for ATM shortages in the amount of approximately $420,000. The basis for this claim is a Vault Agreement with Fidelity Bank. It is Cash Systems' position that it carried insurance with The St. Paul Companies for such loss. A lawsuit is being initiated to enforce this insurance contract.

Schedule 2.2(j)     Cash Systems-Litigations

       Fidelity Bank matter referenced above

       Cash Systems had a verbal agreement with Casino Morongo in Cabazon, CA to provide ATM service starting in January 2001. Our services were terminated in April 2001. There is a dispute with the Casino over the amount of ATM surcharge they are to receive. Negotiations for settlement are taking lace.

            Before installing our ATMs at the Casino, we submitted a temporary vendor application to the Morongo Gaming Agency and were told that a complete application must be submitted in the near future. Because we never received a signed contract from the Casino, this application was never submitted. The Gaming Agency is threatening to revoke our license for failure to submit an application. It is our position that they cannot revoke a license that was never applied for. In any case, we expect to receive permission from the Gaming Agency to withdraw our license application when the dispute with the Casino is resolved.

Schedule 2.2(k)  Governmental and Other Approval.

       To the best of Cash Systems' knowledge, all permits, licenses, etc. have been obtained. Since our business is gaming related, many licenses and permits are required. We have obtained all governmental approvals which we are aware of. It is possible that we are unaware of an approval which is required.

       It is possible that the Unistone transaction will require Cash Systems to apply for new governmental approvals. As Cash Systems becomes aware of such requirements, it will address and obtain them prior to closing.

Schedule 2.2(l)  Cash Systems-Salaries

                           2000 Salary         Current Salary

       Craig Potts              $72,000        $16,000/mo.
       Christopher Larson       $36,000        $8,000/mo.
       David Stueve             $36,000        $6,000/mo.
       Michelle Pramann         NA             $15/hr.
       Jonah Anderson           NA             $3,000/mo.
       Rebecca Yost             NA             $3,000/mo.
       Jack Kocienski           NA             $9,000/mo.
       Janet Anderson           NA             $4,000/mo.
       Roscoe Holmes            NA             $7,000/mo.

       At the present time, Jason Bohn is not an employee of Cash Systems but it pays a company owned entirely by him $6,000/mo.

Schedule 2.2(m)  Cash Systems-Accrued compensation

       No exceptions

Schedule 2.2(n)  Cash Systems-Employee benefit plans

       No exceptions

Schedule 2.2(o)  Cash Systems-Material contracts

       Office/Warehouse lease attached
       Fidelity Bank Note
       Fidelity Bank Vault Agreement
       Dunbar Armored payable
       Cross payable
       Officer loans (Craig Potts, Christopher Larson and David Stueve) Loomis payable
       Commissions payable
       Corporate Capital Management, LLC Note (see schedule 1.1)
       Warrants to Corporate Capital Management, LLC (see schedule 1.1) Warrants to Equity Securities Investments, Inc. (see schedule 1.1)

Schedule 2.2(p)  Cash Systems-Title and authority

       No exceptions

Schedule 2.4(d)

       See Schedule 2.2(k)

Schedule 3.1(b)  Cash Systems-Dividend declared or paid by other distribution

       Cash Systems is contemplating a Stock Option Plan pursuant to which options would be issued to employees and non-employees.

Schedule 5.1(f)  Cash Systems-Agreed to exchange their shares

       See Schedule 1.1

Schedule 5.1(h)  Opinion of Hinshaw and Culbertson

October 9, 2001


Unistone, Inc.
5525 South 900 East, #110
Salt Lake City, Utah 84117

Ladies and Gentlemen:

      We have served as counsel to Cash Systems, Inc., a Minnesota corporation ("Cash Systems"), in connection with the Plan of Reorganization and Stock Exchange Agreement, dated as of October 9, 2001 (the "Agreement"), among Cash Systems, Unistone, Inc., a Delaware corporation ("Unistone"), Jenson Services, Inc., a Utah corporation ("Jenson Services"), Corporate Capital Management LLC, a Minnesota limited liability company ("CCM"), and the stock holders, option holders, warrant holders and convertible note holders of Cash Systems (the "Cash Systems Stockholders"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement. This opinion is delivered to you pursuant to Section 5.1 (h) of the Agreement.

      As counsel for Cash Systems, we have reviewed the Agreement, and also have examined and relied upon such other documents and instruments, and certificates of public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In stating our opinion, we have relied solely upon certificates of officers of Cash Systems with respect to certain factual matters as we have deemed necessary. For purposes of this opinion, we have also assumed, without investigation: (a) the legal capacity of each natural person; (b) the full power and authority of each person, other than Cash Systems and its officers, to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered, and to do each act heretofore done or hereafter to be done by such person; (c) the due authorization, execution and delivery by each person, other than Cash Systems and its officers, of each document heretofore executed and delivered or hereafter to be executed and delivered by such person; (d) the legality, validity, binding effect and enforceability as to each person, other than Cash

Systems and its officers, of each document heretofore executed and delivered or hereafter to be executed and delivered, and of each act heretofore done or hereafter to be done by such person; (e) the genuineness of each signature (other than signatures of the officers of Cash Systems) on and the completeness of each document submitted to us as an original; (f) the conformity to, and the authenticity of, the original of each document submitted to us as a copy; (g) no modification of any provision of any document, nor waiver of any right or remedy; and (h) no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

      As to questions of fact material to our opinion which have not been independently established, we have relied upon, without independent verification, the accuracy of the relevant facts stated in the certificates or comparable documents of officers of Cash Systems and upon the accuracy of the representations and warranties contained in the Agreement. Although we have made no independent investigation or verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified. In addition, and particularly with respect to numbered paragraphs 5, 6 and 7 below, we wish to advise you that: (a) we have not been engaged to give substantive attention to any Proceedings or Orders to which Cash Systems may be a party; and (b) we have made no special investigation as to the factual matters stated in our opinion, including any search of the dockets or records of any court or governmental office, agency or authority to determine if any such Proceedings are pending or Orders have been entered involving Cash Systems.

      The opinions hereafter expressed are qualified to the extent that the rights, interests and remedies under the Documents (as defined below) may be subject to or affected by: (a) any bankruptcy, insolvency, bank conservatorship or receivership or similar laws affecting creditor's rights and remedies generally, and the enforcement thereof; (b) the unavailability of, or any limitation on the availability of, any particular right or remedy (whether in a proceeding in equity or at law) because of general principles of equity; and (c) any limitation insofar as indemnification and contribution provisions thereof may be limited by applicable law.

      We express no opinion concerning the applicability to Cash Systems, or to the Agreement or any other documents, exhibits or schedules delivered in connection with the transactions contemplated under the Agreement (collectively, the "Documents"), of federal, state or local laws, rules, regulations or ordinances relating to: (a) occupational health and safety, environmental siting, impact and discharge, or storage and discharge of flammable or hazardous materials or solid or toxic waste; (b) any federal or state tax consequences arising in connection with the transactions contemplated in the Documents; (c) patent, copyright, service mark, trade name or trademark rights; or (d) the accuracy, adequacy or legal sufficiency of any personal property descriptions contained in the Documents.

      On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion that:

      1. Cash Systems is duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business and is in good standing under the laws of the State of Minnesota. To our knowledge, Cash Systems has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted.

      2. The authorized capital stock of Cash Systems consists exclusively of: (a) 50,000,000 common shares, $.01 par value per share, of which:
(i)10,050,000 shares are duly issued and outstanding, fully paid and non-assessable; (ii) 300,000 shares issuable under outstanding option agreements granted by Cash Systems; (iii) 500,000 shares issuable as Rule 701 shares pursuant to a Consulting Agreement between and among Cash Systems, Corporate Capital Management, LLC, Mark Savage, Douglas Polinski and Troy Johnson; (iv) 321,000 shares issuable under outstanding warrants; and (v) 640,000 shares issuable upon conversion of certain Convertible Promissory Notes of Cash Systems; and (b) 2,000,000 preferred shares, no par value per share, none of which shares is issued or outstanding. All such issued shares have been duly and validly authorized and issued and are fully paid and nonassessable. To our knowledge, except for the rights of Unistone under the Agreement and as disclosed in the Schedules to the Agreement, there are no outstanding options, agreements, contracts or other rights in existence to purchase or acquire from Cash Systems any shares of capital stock of Cash Systems, whether now or hereafter authorized or issued.

      3. The execution, delivery and performance of the Agreement and the Reorganization have been duly authorized and approved by the Board of Directors of Cash Systems, this being the only corporate authorization and approval hereof required under the articles of incorporation, or the bylaws, of Cash Systems, and under all applicable laws. The Agreement constitutes the legal, valid and binding obligation of Cash Systems enforceable in accordance with its terms.

      4. The execution, delivery and performance by Cash Systems of the Agreement and the consummation of the Reorganization will not violate the articles of incorporation, or the bylaws, of Cash Systems, and will not, to our knowledge, violate, result in a breach of, or constitute a default under, any Material Contract of which we have knowledge to which Cash Systems is a party or to which its properties or assets may be bound.

      With respect to the opinions expressed above, we are qualified to practice law in the State of Minnesota and Illinois and express no opinion concerning any law other than the laws of the State of Minnesota and Illinois.

      To the extent any statement is made subject "to our knowledge" or words of like import, such statement is limited to facts actually known, or facts that would have been known after reasonable inquiry concerning the statement made, by attorneys in our office who have participated in the representation of Cash Systems.

      This opinion is being furnished to you solely for your benefit in connection with the Agreement. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                           Very truly yours,


                           HINSHAW & CULBERTSON


Schedule 5.2(l)  Opinion of Counsel of Leonard W. Burningham, Esq.,

October 9, 2001


Cash Systems, Inc.
2999 West County Road 42, Suite 150
Burnsville, Minnesota 55337

Attention:  Craig K. Potts, President and CEO

Re: Opinion of counsel rendered on behalf of Unistone, Inc., a Delaware corporation ("Unistone"), and Jenson Services, Inc., a Utah corporation ("Jenson Services"), as required by Article 5.2(j) of that certain Plan of Reorganization and Stock Exchange Agreement (the "Reorganization Agreement" and the "Reorganization") between Unistone; Jenson Services; Corporate Capital Management, LLC, a Minnesota limited liability company ("CCM"); Cash Systems, Inc., a Minnesota corporation ("Cash Systems"); and the stockholders, option holders, warrant holders and convertible note holders of Cash Systems (the "Cash Systems Stockholders")

Dear Ladies and Gentlemen:

       I have served as counsel for Unistone and Jenson Services in connection with the negotiation, execution and consummation of the Reorganization Agreement and related transactions, and I have been retained to render the opinion of counsel required by Article 5.2(j) of the Reorganization Agreement with respect to certain matters concerning this reorganization (the "Reorganization").

       I am also a stockholder of Unistone, but the Board of Directors of

Unistone and Jenson Services have been made aware of this fact and the fact that I have represented Jenson Services, the principal stockholder of Unistone, and CCM, a beneficial stockholder of Cash Systems, in matters related to the Reorganization. The Board of Directors of Unistone and Jenson Services and CCM have waived any conflict in this respect. You have also been previously advised of these potential conflicts of interest.

Assumptions

       In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

       1. That all signatures on documents I have examined in connection herewith (other than documents signed by representatives of Unistone, Jenson Services and CCM) are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals;

       2. Except for the documents stated herein, there are no documents or agreements between Unistone and/or Jenson Services and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion herein;

       3. That each of the documents referred to herein constitutes the legal, valid and binding obligation of the party executing the same (other than Unistone, Jenson Services and CCM); and

       4. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

       Further, in connection with rendering this opinion, I have reviewed and examined originals or copies of the following documents, among others, relating to Unistone, Jenson Services and/or Cash Systems, as applicable, to-wit:

       1.     Articles of Incorporation and all amendments thereto;

       2.      Bylaws;

       3. Organization and other pertinent minutes and/or consents of their respective Boards of Directors;

       4.      10-KSB Annual Report for the year ended December 31, 2000;

       5.     10-QSB Quarterly Reports of Unistone for the past year;

       6.     The Reorganization Agreement; and

       7. Various Consents of the Boards of Directors adopting and/or authorizing the matters covered hereby.

       I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of Unistone, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

       All terms used herein shall have the meanings given such terms in the Reorganization Agreement.

       Based upon and subject to the foregoing:

       Unistone has the corporate authority to issue a total of 50,000,000 shares of common stock, $0.001 par value per share, of which 3,507,493 shares are presently issued and outstanding; 2,407,493 shares of common stock that are owned by Jenson Services will be canceled in accordance with the Reorganization Agreement. None of the outstanding shares of Unistone common stock are subject to pre-emptive rights or were issued in violation of any pre-emptive rights. Further, to the best of my personal knowledge, except as set forth on Schedule 2.1(e)(ii) to the Reorganization Agreement, or as contemplated in the confidential private placement memorandum to be utilized in the PPM or Article I of the Reorganization Agreement, there are no present and on the closing date there will be no outstanding subscriptions, options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of Unistone, nor are there outstanding securities of Unistone which are convertible into or exchangeable for any shares of capital stock of Unistone, and Unistone has no obligation of any kind to issue any additional securities.

       Unistone is a validly existing corporation under the laws of the
State of Delaware and has full corporate power and authority under such laws
to own its properties and to conduct its business.   To the best of my
personal knowledge, Unistone is qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business activities requires such qualification except where failure to so qualify would not have a material adverse effect upon the business or financial condition of Unistone.

       Jenson Services is a validly existing corporation under the laws of the State of Utah and has full corporate power and authority under such laws to own its properties and to conduct its business.

       To the best of my personal knowledge, Unistone's shares of common stock that are issued and outstanding, are fully paid and non-assessable and that the shares issuable under the Reorganization Agreement, when issued and paid for in accordance with their terms, will be fully paid and non-assessable. Unistone has authorized the issuance of the shares under the Reorganization Agreement; and has full power and authority to issue the same on the terms and conditions set forth in the Reorganization Agreement, as provided in the Unanimous Consent of the Board of Directors adopting the Reorganization Agreement.

       Except as set forth in Article 2.1(h) of the Reorganization
Agreement, neither the execution and delivery of the Reorganization Agreement, nor compliance with the terms and provisions thereof, including without limitation the consummation of the transactions contemplated thereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Articles of incorporation, Certificate of Incorporation, Bylaws or other charter documents of Unistone or Jenson Services, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Unistone or Jenson Services is a party or by which any of them or any of their assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Unistone or Jenson Services, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Unistone or Jenson Services. The Reorganization Agreement and all other agreements and documents delivered by Unistone, Jenson Services or CCM in connection therewith have been duly executed and delivered by Unistone, Jenson Services and CCM and constitute valid and binding obligations of Unistone, Jenson Services and CCM enforceable in accordance with their respective terms. Execution of the Reorganization Agreement and performance by Unistone and Jenson Services thereunder have been duly authorized by all requisite corporate action on their respective parts, and performance thereunder will not violate any provision of its Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of any type or nature whatsoever or any law, order, regulation or decree applicable to either of them or their respective properties, except that no opinion is expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally.

       I presently know of no reason why Unistone will not be able to register all of its shares of common stock described in Article 1.8 of the Reorganization Agreement on Form SB-2 of the Securities and Exchange Commission, nor why any such Registration Statement would not be declared effective by the Securities and Exchange Commission, so long as the reorganized Unistone complies with all of the rules and regulations of the Securities and Exchange Commission applicable to the use of Form SB-2 following the consummation of the Reorganization.

       To the best of my knowledge, no approval or authorization of or filing with any governmental authority, including the Securities and Exchange Commission, or any other person or entity on the part of Unistone or Jenson Services is required as a condition to the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby other than the filing of any documents contemplated by the Agreement.

       I presently know of no reason why the NASD will not permit
Unistone to register its shares for trading on any other market or exchange operated by the NASD, so long as Unistone complies with all of the rules and regulations of the NASD or other market or exchange following the consummation of the Reorganization.

       To the best of my knowledge, the Unistone shareholders listed in
Schedule 2.1(q) are together the holders of record and, to the knowledge of Unistone, the sole beneficial owners, of all of the outstanding Unistone common stock.

       To the best of my knowledge, no director, officer or employee of Unistone or Jenson Services has any claim of any nature against Unistone.

       Unistone has authorized by written consent of its Board of Directors and its stockholders amendments to its Articles of Incorporation that allow it to change the name of Unistone to "Cash Systems, Inc."

       To the best of my personal knowledge, I know of no inaccuracy in the representations of and warranties of Unistone contained in the Reorganization Agreement.

       Thank you very much.

                           Yours very sincerely,



                           Leonard W. Burningham

LWB
cc:         Unistone, Inc.

Schedule 5.2(m)  Investment Letter

American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, Utah 84111

Unistone, Inc.
5525 South 900 East, #110
Salt Lake City, Utah 84117

Re: Exchange of shares of Cash Systems, Inc., a Minnesota corporation ("Cash Systems"), for shares of Unistone, Inc., a Delaware corporation ("Unistone" or "Company")

Dear Ladies and Gentlemen:

       Pursuant to that certain Plan of Reorganization and Stock
Exchange Agreement (the "Agreement") between the undersigned, Cash Systems, the other stockholders of Cash Systems and Unistone, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement. I represent and warrant that (i) I am an "accredited investor" or, either alone or with the aid of a "purchaser representative" am a "sophisticated investor"; (ii) I understand the "unregistered" and "restricted" nature of the shares of Unistone being received under the Agreement in exchange for the Cash Systems Shares; (iii) I have received and reviewed a copy of any and all material documents regarding the Company, including, but not limited to all reports filed with the Securities and Exchange Commission for the past twelve months; (iv) I hereby waive and compromise any pre-emptive rights relating to the prior issuance of shares of any of the Cash Systems Shares; and (v) I hereby compromise and/or waive any claims I have or may have against Cash Systems by reason of the purchase of any securities of Cash Systems prior to the Closing of the Agreement.

       I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Unistone is Mantyla, McReynolds & Associates, 5872 South 900 East, #250, Salt Lake City, Utah 84121, Telephone (801) 269-1818; and that legal counsel for Unistone is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

       Exclusive of any shares of common stock that I receive in the exchange that may be registered pursuant to the Agreement, I also understand that I must bear the economic risk of ownership of any of the Unistone shares for a long period of time, the minimum of which will be one
(1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

       I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Cash Systems for use by Unistone as they are made to induce you to issue me the shares of Unistone under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, except with respect to any shares of common stock that I receive in the exchange that may be registered pursuant to the Agreement, to-wit:

       1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

       2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

       3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

       4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

       5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

       6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

       7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

       8. I also understand that without approval of counsel for Unistone, all shares of Unistone to be issued and delivered to me in exchange for my shares of Cash Systems shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

       The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

       Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Unistone will attempt to accommodate any stockholders' request where Unistone views the request is made for valid business or personal reasons so long as in the sole discretion of Unistone, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Unistone.

       You are requested and instructed to issue a stock certificate as follows, to-wit:

       ________________________________________________________
       (Name(s) and Number of Shares)

       ________________________________________________________
       (Address)

       ________________________________________________________
       (City, State and Zip Code)

       If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

       Dated this ________ day of _______________________, 2001.

                           Very truly yours,


                           ________________________________


Schedule 9.3          Brokers

       No Exceptions; however, Jenson Services is conveying up to 771,513 shares of common stock of Unistone that are owned by it or its associates to CCM.